Exhibit 4.39

PART II
BARECON 2001 Standard Bareboat Charter

1. Shipbroker ITOCHU Corporation 5-1, Kita-Aoyama 2-chome, Minato-ku, Tokyo 107-8077, Japan	2. Place and date August 29, 2024
3.      Owners/Place of business (Cl.1)
Hinode Kaiun Co., Ltd. (99% ownership)
7-35-10 Hiro Koshingai, Kure-city, Hiroshima, Japan
and
Sunmarine Maritime S.A. (1% ownership)
15th Floor, Aquilino de la Guardia Street, Marbella, Panama City, Republic of Panama

c/o Hinode Kaiun Co.,Ltd.
Telephone: +81-823-76-6107
Email: hinodekaiun-3@utopia.ocn.ne.jp
Attention: Masataka Hanada

4.   Bareboat Charterers / Place of business (Cl.1)
        Kaizen Shipping Co.
        Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro MH96960,  Marshall Islands

(guaranteed by Seanergy Maritime Holdings Corp., of the Republic of the Marshall Islands)

 c/o 154 Vouliagmenis Avenue,
 16674 Glyfada, Greece
 Email: legal@seanergy.gr and finance@seanergy.gr

5. Vessel’s name, call sign and flag (Cl. 1 and 3) MV Orange Tiara (tbr Kaizenship) Call Sign: TBA Flag: Liberia
6. Type of Vessel Bulk carrier	7. GT/NT 92,758/60,504 tons
8. When / Where built 2012 Koyo Dockyard Co. Ltd.	9. Total DWT (abt.) in metric tons on summer freeboard 181,396 tons
10. Classification Society (Cl.3) TBA or other IACS	11. Date of last special survey by the Vessel’s classification society TBA
12. Further particulars of Vessel (also indicate minimum number of months’ validity of class certificates agreed acc. to (Cl.3)
13. Port or Place of delivery (Cl.3) Safely afloat at an accessible safe berth or anchorage at a safe port or at sea within World Wide Range at the Charterer’s option.	14. Time for delivery (Cl. 4) 1 July 2024 – 31 October 2024 in Charterer’s option	15. Cancelling date (Cl.5) N/A
16. Port or Place of redelivery (Cl.15) Safely afloat at an accessible safe berth or anchorage at a safe port or place worldwide, in Charterers’ option	17.No. of months’ validity of trading and class certificates upon redelivery (Cl. 15) minimum 3 months
18. Running days’ notice if other than stated in Cl.4 N/A	19. Frequency of dry-docking (Cl. 10(g)) As required by the Classification Society
20.    Trading limits (Cl. 6)
World Wide trading within Institute Warranty Limits (IWL). Charterers may breach IWL against paying all additional premium/expenses. War-like zones, Russia, North Korea and States sanctioned by the UN, USA, EU, UK, Japan or the Vessel’s flag state are excluded. If Charterers call at a State which constitutes a breach of such sanctions, then Charterers to undertake to indemnify Owners against all losses and costs sustained as a result of such violation in accordance with Clauses 17 and 46.

21. Charter period 6 years from delivery
22. Charter hire (Cl. 11)
        See also Clause 44

Fixed part: USD288,197.9 per month or USD9,475.00 per day; plus
Floating part: Loan Outstanding Balance x (1M CME TERM SOFR + 2.50% / 360

        Loan Outstanding Balance as per Clause 44.
        If 1M CME TERM SOFR falls below zero, then 1M CME TERM SOFR equal  to zero to be applied to calculate the
        Floating Part of the Charter Hire.

23. New class and other safety requirements (state percentage of Vessel’s insurance value acc. to Box 29) (Cl.10 (a)(ii)) N/A
24. Rate of interest payable acc. to Cl. 11 (f) and, if applicable, acc. to PART IV 1 month CME TERM SOFR plus 2.50 (two point fifty) percentage points per Annum	25. Currency and method of payment (Cl. 11) USD, payable monthly in advance by bank transfer (Floating part of the Charter Hire to be determined no later than 5 Banking Days before hire due date)

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II
BARECON 2001 Standard Bareboat Charter
26.    Place of payment; also state beneficiary and bank account (Cl. 11)
Beneficiary: SUNMARINE MARITIME S.A.
Banks: THE CHUGOKU BANK,LTD.,
Branch: KURE BRANCH
Address:  3-6-1,HONDORI,KURE-CITY,HIROSHIMA-PREF.,JAPAN
Swift Code: CHGKJPJZ
Account No.: 1348595

27. Bank guarantee / bond (sum and place) (Cl. 24) (optional) N/A
28.    Mortgage(s), if any (state whether 12 (a) or (b) applies; if 12 (b)
applies state date of Financial Instrument and name of
Mortgage(s) / Place of business) (Cl.12)
  THE CHUGOKU BANK, LTD. Address: 2-9, Higashigosho-cho, Onomichi City, Hiroshima-Pref., Japan

29. Insurance (hull and machinery and war risks) (state value acc. to Cl. 13(f) or, if applicable, acc. to Cl. 14(k)) (also state if Cl. 14 applies) Clause 14 does not apply. See Clause 41.
30. Additional insurance cover, if any, for Owners’ account limited to (Cl. 13 (b) or, if applicable, Cl. 14(g)) N/A	31. Additional insurance cover, if any, for Charterers’ account limited to (Cl. 13 (b) or, if applicable, Cl. 14(g)) N/A
32. Latent defects (only to be filled in if period other than stated in Cl. 3) N/A	33. Brokerage commission and to whom payable (Cl. 27) N/A
34. Grace period (state number of clear banking days) (Cl.28) Three (3) Banking days	35. Dispute Resolution (state 30 (a), 30(b) or 30(c); if 30(c) agreed Place of Arbitration must be stated (Cl. 30) (a) English law, London arbitration
36. War cancellation (indicate countries agreed) (Cl.26 (f)) N/A
37. Newbuilding Vessel (indicate with “yes” or “no” whether PART III applies) (optional) No	38. Name and place of Builders (only to be filled in if PART III applies) N/A
39. Vessel’s Yard Building No. (only to be filled in if PART III applies) N/A	40. Date of Building Contract (only to be filled in if PART III applies) N/A
41. Liquidated damages and costs shall accrue to (state party acc. to Cl. 1 a) b) c)
42. Hire / Purchase agreement (indicate with “yes” or “no” whether PART IV applies) (optional) Part IV does not apply, see however Clause 40	43. Bareboat Charter Registry (indicate with “yes” or “no” whether PART V applies) (optional) Yes, in Charterers' option
44. Flag and Country of the Bareboat Charter Registry (only to be filled in if PART V applies) (optional) Madeira	45. Country of the Underlying Registry (only to be filled in if PART V applies) Liberia
46. Number of additional clauses covering special provisions, if agreed See Clause 32-49

PREAMBLE - It is mutually agreed that this Contract shall be performed subject to the conditions contained in this Charter which shall include PART I, PART II and Rider Clauses 32 to 49. In the event of a conflict of conditions, the provisions of PART I shall prevail over those of PART II to the extent of such conflict but no further. It is further mutually agreed that PART III and/or PART IV and/or PART V shall only apply and only form part of this Charter if expressly agreed and stated in Boxes 37, 42 and 43. If PART III and/or PART IV and/or PART V apply, it is further agreed that in the event of a conflict of conditions, the provisions of PART I and PART II shall prevail over those of PART III and/or PART IV and/or PART V to the extent of such conflict but no further.

Hinode Kaiun Co., Ltd.	Kaizen Shipping Co.
Signature (Owners)	Signature (Charterers)

/s/ Teruyoshi Hanada	/s/ Stavros Gyftakis

Name: Teruyoshi Hanada	Name: Stavros Gyftakis

Title: President	Title: Director

Sunmarine Maritime S.A.
Signature (Owners)

/s/ Teruyoshi Hanada

Name: Teruyoshi Hanada
Title: President

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II
BARECON 2001 Standard Bareboat Charter
1	1. Definitions
2	In this Charter, the following terms shall have the
3	meanings hereby assigned to them:
4	“The Owners” shall mean the party identified in Box 3;
5	“The Charterers” shall mean the party identified in Box 4;
6	“The Vessel” shall mean the vessel named in Box 5 and
7	with particulars as stated in Boxes 6 to 12.
8	“Financial Instrument” means the mortgage, deed of
9	covenant or other such financial security instrument as
10	~~annexed to this Charter and~~ stated in Box 28.
"MOA" means the Memorandum of Agreement entered into between the Owners as buyers and the Charterers as sellers dated […] ____, 2024.
11	"Banking Days" means a day on which banks are open for transaction of business of the nature required by this Charter in Madeira, Liberia, Tokyo, Greece, London and New York.
12	2. Charter Period
13	In consideration of the hire detailed in Box 22,
14	the Owners have agreed to let and the Charterers have
15	agreed to hire the Vessel for the period stated in Box 21
16	(“The Charter Period”).
17	3. Delivery See also clauses 33, 34 and 35.
~~18~~	~~(not applicable when Part III applies, as indicated in Box 37)~~
~~19~~	~~(a) The Owners shall before and at the time of delivery~~
~~20~~	~~exercise due diligence to make the Vessel seaworthy~~
~~21~~	~~And in every respect ready in hull, machinery and~~
~~22~~	~~equipment for service under this Charter.~~
23	The Vessel shall be delivered by the Owners and taken
24	over by the Charterers at the port/berth/anchorage or place indicated in
25	Box 13 ~~in such ready safe berth as the Charterers may~~
~~26~~	~~direct.~~
~~27~~	~~(b) The Vessel shall be properly documented on~~
~~28~~	~~delivery in accordance with the laws of the flag State~~
~~29~~	~~indicated in Box 5 and the requirements of the~~
~~30~~	~~classification society stated in Box 10. The Vessel upon~~
~~31~~	~~delivery shall have her survey cycles up to date and~~
~~32~~	~~trading and class certificates valid for at least the number~~
~~33~~	~~of months agreed in Box 12.~~
34	(c) The delivery of the Vessel by the Owners and the
35	taking over of the Vessel by the Charterers shall
36	constitute a full performance by the Owners of all the
37	Owners’ obligations under this Clause 3, and thereafter
38	the Charterers shall not be entitled to make or assert
39	any claim against the Owners on account of any
40	conditions, representations or warranties expressed or
41	implied with respect to the Vessel. ~~but the Owners shall~~
~~42~~	~~be liable for the cost of but not the time for repairs or~~
~~43~~	~~renewals occasioned by latent defects in the Vessel,~~
~~44~~	~~her machinery or appurtenances, existing at the time of~~
~~45~~	~~delivery under this Charter, provided such defects have~~
~~46~~	~~manifested themselves within twelve (12) months after~~
~~47~~	~~delivery unless otherwise provided in Box 32.~~

4. Time for Delivery See clause 33
~~48~~	~~(not applicable when Part III applies, as indicated in Box 37)~~
~~49~~	~~The Vessel shall not be delivered before the date~~
~~50~~	~~indicated in Box 14 without the Charterers’ consent and~~
~~51~~	~~the Owners shall exercise due diligence to deliver the~~
~~52~~	~~Vessel not later than the date indicated in Box 15.~~
~~53~~	~~Unless otherwise agreed in Box 18, the Owners shall~~
~~54~~	~~give the Charterers not less than thirty (30) running days’~~
~~55~~	~~preliminary and not less than fourteen (14) running days’~~
~~56~~	~~definite notice of the date on which the Vessel is~~
~~57~~	~~expected to be ready for delivery.~~
~~58~~	~~The Owners shall keep the Charterers closely advised~~
~~59~~	~~of possible changes in the Vessel’s position.~~

60	5. Cancelling See clause 33
~~61~~	~~(not applicable when Part III applies, as indicated in Box 37)~~
~~62~~	~~(a) Should the Vessel not be delivered latest by the~~
~~63~~	~~cancelling date indicated in Box 15, the Charterers shall~~
~~64~~	~~have the option of cancelling this Charter by giving the~~
~~65~~	~~Owners notice of cancellation within thirty-six (36)~~
~~66~~	~~running hours after the cancelling date stated in Box~~
~~67~~	~~15, failing which this Charter shall remain in full force~~
~~68~~	~~and effect.~~
~~69~~	~~(b) If it appears that the Vessel will be delayed beyond~~
~~70~~	~~the cancelling date, the Owners may, as soon as they~~
~~71~~	~~are in a position to state with reasonable certainty the~~
~~72~~	~~day on which the Vessel should be ready, give notice~~
~~73~~	~~thereof to the Charterers asking whether they will~~
~~74~~	~~exercise their option of cancelling, and the option must~~
~~75~~	~~then be declared within one hundred and sixty-eight~~
~~76~~	~~(168) running hours of the receipt by the Charterers of~~
~~77~~	~~such notice or within thirty-six (36) running hours after~~
~~78~~	~~the cancelling date, whichever is the earlier. If the~~
~~79~~	~~Charterers do not then exercise their option of cancelling,~~
~~80~~	~~the seventh day after the readiness date stated in the~~
~~81~~	~~Owners’ notice shall be substituted for the cancelling~~
~~82~~	~~date indicated in Box 15 for the purpose of this Clause 5.~~
~~83~~	~~(c) Cancellation under this Clause 5 shall be without~~
~~84~~	~~prejudice to any claim the Charterers may otherwise~~
~~85~~	~~have on the Owners under this Charter.~~

86	6. Trading Restrictions
87	The Vessel shall be employed in lawful trades for the
88	carriage of suitable lawful merchandise within the trading
89	limits indicated in Box 20.
90	The Charterers undertake not to employ the Vessel or
91	suffer the Vessel to be employed otherwise than in
92	conformity with the terms of the contracts of insurance
93	(including any warranties expressed or implied therein)
94	without first obtaining the consent of the insurers to such
95	employment and complying with such requirements as
96	to extra premium or otherwise as the insurers may
97	prescribe.
98	The Charterers also undertake not to employ the Vessel
99	or suffer her employment in any trade or business which
100	is forbidden by the law of any country to which the Vessel
101	may sail or is otherwise illicit or in carrying illicit or
102	prohibited goods or in any manner whatsoever which
103	may render her liable to condemnation, destruction,
104	seizure or confiscation.
105	Notwithstanding any other provisions contained in this
106	Charter it is agreed that nuclear fuels or radioactive
107	products or waste are specifically excluded from the
108	cargo permitted to be loaded or carried under this

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II
BARECON 2001 Standard Bareboat Charter
109	Charter. This exclusion does not apply to radio-isotopes
110	used or intended to be used for any industrial,
111	commercial, agricultural, medical or scientific purposes
112	provided the Owners’ prior approval has been obtained
113	to loading thereof.

114	7. Surveys on Delivery and Redelivery See clauses 36 and 37
115	(not applicable when Part III applies, as indicated in Box 37)
~~116~~	~~The Owners and Charterers shall each appoint~~
~~117~~	~~surveyors for the purpose of determining and agreeing~~
~~118~~	~~in writing the condition of the Vessel at the time of~~
~~119~~	~~redelivery hereunder. The Owners shall~~
~~120~~	~~bear all expenses of the On-hire Survey including loss~~
~~121~~	~~of time, if any, and the Charterers shall bear all expenses~~
~~122~~	~~of the Off-hire Survey including loss of time, if any, at~~
~~123~~	~~the daily equivalent to the rate of hire or pro rata thereof.~~

Not earlier than 45 days nor later than 30 days or if not possible then as soon as the Vessel becomes available before re-delivery of the Vessel, the Owners and the Charterers shall jointly agree upon the appointment of an independent surveyor for the purpose of determining in writing the condition of the Vessel at the time of redelivery hereunder. The surveyor, whose decision shall be final and binding on both parties, shall report in writing, specifying all items, if any, which have not been properly maintained in accordance with the terms and conditions of the Charter and the work required to correct such deficiencies. The costs of such a surveyor shall be equally shared between the parties. In the event that the parties are not able to agree upon a single surveyor, each shall appoint their own and the two surveyors so appointed shall conduct a joint survey of the Vessel. In such event, each party shall pay their own appointed surveyor's costs. The survey shall be carried out at the port of redelivery and in Charterer's time. Any works required as a result of such survey shall be carried by the Charterer prior to their redelivering of the Vessel. This clause shall not apply if Charterers exercise their Purchase Option as set out in Clause 40.

124	8. Inspection
125	The Owners shall, once a year, have the right after giving
126	reasonable notice to the Charterers to inspect or survey
127	the Vessel or instruct a duly authorised surveyor to carry
128	out such survey on their behalf provided it does not interfere with the commercial operation and trading of the Vessel and/or crew:-
129	(a) to ascertain the condition of the Vessel and satisfy
130	themselves that the Vessel is being properly repaired
131	and maintained. The costs and fees for such inspection
132	or survey shall be paid by the Owners unless the Vessel
133	is found to require repairs or maintenance in order to
134	achieve the condition so provided;

135	(b) in dry-dock if the Charterers have not dry-docked
136	Her in accordance with Clause 10(g). The costs and fees
137	for such inspection or survey shall be paid by the
138	Charterers; and

~~139~~	~~(c) for any other commercial reason they consider~~
~~140~~	~~necessary (provided it does not unduly interfere with~~
~~141~~	~~the commercial operation of the Vessel). The costs and~~
~~142~~	~~fees for such inspection and survey shall be paid by the~~
~~143~~	~~Owners.~~

144	All time used in respect of inspection, survey or repairs
145	shall be for the Charterers’ account and form part of the
146	Charter Period.
147	The Charterers shall also permit the Owners to inspect
148	the Vessel’s log books whenever reasonably requested and shall
149	~~whenever required by the Owners~~ furnish them with full
150	information regarding any casualties or other accidents
151	or damage to the Vessel.

152	9. Inventories, Oil and Stores
153	~~A complete inventory of the Vessel’s entire equipment,~~
154	~~outfit including spare parts, appliances and of all~~
155	~~consumable stores on board the Vessel shall be made~~
156	~~by the Charterers in conjunction with the Owners on~~
157	~~delivery and again on redelivery of the Vessel. The~~
158	~~Charterers and the Owners, respectively, shall at the~~
159	~~time of delivery and redelivery take over and pay for all~~
160	~~bunkers, lubricating oil, unbroached provisions, paints,~~
161	~~ropes and other consumable stores (excluding spare~~
162	~~parts) in the said Vessel at the then current market prices~~
163	~~at the ports of delivery and redelivery, respectively. The~~
164	~~Charterers shall ensure that all spare parts listed in the~~
165	~~inventory and used during the Charter Period are~~
166	~~replaced at their expense prior to redelivery of the~~
167	~~Vessel.~~

168	10. Maintenance and Operation
169	(a)(i) Maintenance and Repairs - During the Charter
170	Period the Vessel shall be in the full possession
171	and at the absolute disposal for all purposes of the
172	Charterers and under their complete control in
173	every respect. The Charterers shall maintain the
174	Vessel, her machinery, boilers, appurtenances and
175	spare parts in a good state of repair, in efficient
176	operating condition and in accordance with good
177	commercial maintenance practice and, ~~except as~~
178	~~provided for in Clause 14(l), if applicable~~, at their
179	own expense they shall at all times keep the
180	Vessel’s Class fully up to date with the Classification
181	Society indicated in Box 10 and maintain all other
182	necessary certificates in force at all times.

183	(ii) New Class and Other Safety Requirements - In the
184	event of any improvement, structural changes or
185	new equipment becoming necessary for the
186	continued operation of the Vessel by reason of new
187	class requirements or by compulsory legislation

including but not limited to Ballast Water Treatment System or scrubber, the cost and time of compliance shall be for the Charterers account. Notwithstanding the foregoing, Charterers are allowed to make improvements to the Vessel provided cost of same to be for the Charterers account and do not devalue the market value of the Vessel.

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II
BARECON 2001 Standard Bareboat Charter

~~188~~	~~costing (excluding the Charterers’ loss of time)~~
~~189~~	~~more than the percentage stated in Box 23, or if~~
~~190~~	~~Box 23 is left blank, 5 per cent. of the Vessel’s~~
~~191~~	~~insurance value as stated in Box 29, then the~~
~~192~~	~~extent, if any, to which the rate of hire shall be varied~~
~~193~~	~~and the ratio in which the cost of compliance shall~~
~~194~~	~~be shared between the parties concerned in order~~
~~195~~	~~to achieve a reasonable distribution thereof as~~
~~196~~	~~between the Owners and the Charterers having~~
~~197~~	~~regard, inter alia, to the length of the period~~
~~198~~	~~remaining under this Charter shall, in the absence~~
~~199~~	~~of agreement, be referred to the dispute resolution~~
~~200~~	~~method agreed in Clause 30.~~

201	(iii) Financial Security - The Charterers shall maintain
202	financial security or responsibility in respect of third
203	party liabilities as required by any government,
204	including federal, state or municipal or other division
205	or authority thereof, to enable the Vessel, without
206	penalty or charge, lawfully to enter, remain at, or
207	leave any port, place, territorial or contiguous
208	waters of any country, state or municipality in
209	performance of this Charter without any delay. This
210	obligation shall apply whether or not such
211	requirements have been lawfully imposed by such
212	government or division or authority thereof.
213	The Charterers shall make and maintain all arrange-
214	ments by bond or otherwise as may be necessary to
215	satisfy such requirements at the Charterers’ sole
216	expense and the Charterers shall indemnify the Owners
217	against all consequences whatsoever (including loss of
218	time) for any failure or inability to do so.

219	(b) Operation of the Vessel - The Charterers shall at
220	their own expense and by their own procurement man,
221	victual, navigate, operate, supply, fuel and, whenever
222	required, repair the Vessel during the Charter Period
223	and they shall pay all charges and expenses of every
224	kind and nature whatsoever incidental to their use and
225	operation of the Vessel under this Charter, including
226	annual flag State fees and any foreign general
227	municipality and/or state taxes. The Master, officers
228	and crew of the Vessel shall be the servants of the Charterers
229	for all purposes whatsoever, even if for any reason
230	appointed by the Owners.
231	Charterers shall comply with the regulations regarding
232	officers and crew in force in the country of the Vessel’s
233	flag or any other applicable law.
234	(c) The Charterers shall keep the Owners and the
235	mortgagee(s) advised of the intended employment,
236	planned dry-docking and major repairs of the Vessel,
237	as reasonably required.

238
(d) Flag and Name of Vessel –~~The Owners have no right to change the name and the flag of the Vessel during the Charter Period.~~ The Owners have no rights to change the name and the flag of the Vessel during the Charter Period. During the Charter Period, the Charterers shall have the liberty to paint the Vessel in their own colours, install and display their

239	funnel insignia and fly their own house flag. The
240	Charterers shall also have the liberty, with the Owners’
241	consent, which shall not be unreasonably withheld or delayed, to
242	change the flag and/or the name of the Vessel and/or Class (to be a member of IACS) during
243
the Charter Period and such expense shall be for Charterer’s account. In case Charterers do not exercise their Purchase Option set out in clause 40 and the Vessel is re-delivered to the Owners, ~~.P~~painting and re-painting, instalment

244	and re-instalment, registration and re-registration at redelivery, if
245	required by the Owners, shall be at the Charterers’
246	expense and time. Tonnage tax charged on the basis of tonnage by the Vessel's flag state during the Charter Period for current and any new flag to be for Charterers' account.

247	(e) Changes to the Vessel – Subject to Clause 10(a)(ii),
248	the Charterers shall make no structural changes in the
249	Vessel or changes in the machinery, boilers, appurten-
250	ances or spare parts thereof without in each instance
251
first securing the Owners’ approval thereof. Notwithstanding the above, Owners' consent will not be required for any changes (including structural changes) to the vessel, provided that such changes do not devalue the market value of the Vessel or refer to modifications that will ensure compliance with existing or upcoming environmental laws and regulations. ~~Notwithstanding the above, Owners' consent will not be required for any changes (including structural changes) to the vessel related to the installation of the ammonia (propulsion) system on the Vessel.~~ If the Owners

252	so agree, the Charterers shall, if the Owners so require,
253	restore the Vessel to its former condition before the
254	termination of this Charter at the Charterer’s account.

255	(f) Use of the Vessel’s Outfit, Equipment and
256	Appliances - The Charterers shall have the use of all
257	outfit, equipment, and appliances on board the Vessel
258	at the time of delivery, provided the same or their
259	substantial equivalent shall be returned to the Owners
260	on redelivery in the same condition as
261	when received, ordinary wear and tear excepted. The
262	Charterers shall from time to time during the Charter
263	Period replace such items of equipment as shall be so
264	damaged or worn as to be unfit for use. The Charterers
265	are to procure that all repairs to or replacement of any
266	damaged, worn or lost parts or equipment be effected
267	in such manner (both as regards workmanship and
268	quality of materials) as not to diminish the value of the
269	Vessel. The Charterers have the right to fit additional
270	equipment at their expense and risk but the Charterers
271	shall remove such equipment at the end of the period if
272	requested by the Owners. Any equipment including radio
273	equipment on hire on the Vessel at time of delivery shall
274	be kept and maintained by the Charterers and the
275	Charterers shall assume the obligations and liabilities
276	of the Owners under any lease contracts in connection
277	therewith and shall reimburse the Owners for all
278	expenses incurred in connection therewith, also for any
279	new equipment required in order to comply with radio
280	regulations.

281	(g) Periodical Dry-Docking - The Charterers shall dry-
282	dock the Vessel and clean and paint her underwater
283	parts whenever the same may be necessary, but not less
284	than once every sixty (60) calendar months or such other
285	period as may be required by the Classification Society or
286	Flag State.
287

288	11. Hire
289	(a) The Charterers shall pay hire due to the Owners
290	punctually in accordance with the terms of this Charter
291	in respect of which time shall be of the essence.

292	(b) The Charterers shall pay to the Owners for the hire
293	of the Vessel ~~a lump sum in the amount~~ the rate indicated in
Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II
BARECON 2001 Standard Bareboat Charter
~~294~~	Box 22 which shall be payable monthly ~~not later every thirty~~
295	~~(30) running days~~ in advance, the first hire ~~lump sum~~ being
296	payable on the date and hour of the Vessel’s delivery to
297	the Charterers. Hire shall be paid continuously
298	throughout the Charter Period.

299	(c) Payment of hire shall be made in cash without
300	discount in the currency and in the manner indicated

301	Box 25 and at the place mentioned in Box 26.
302	(d) Final payment of hire, if for a period of less than
303	one calendar month ~~thirty (30) running days~~, shall be calculated proportionally
304	according to the number of days and hours remaining
305	before redelivery and advance payment to be effected
306	accordingly.

~~307~~	~~(e) Should the Vessel be lost or missing, hire shall~~
~~308~~	~~cease from the date and time when she was lost or last~~
~~309~~	~~heard of. The date upon which the Vessel is to be treated~~
~~310~~	~~as lost or missing shall be ten (10) days after the Vessel~~
~~311~~	~~was last reported or when the Vessel is posted as~~
~~312~~	~~missing by Lloyd’s, whichever occurs first. Any hire paid~~
~~313~~	~~in advance to be adjusted accordingly.~~

314	(f) Any delay in payment of hire shall entitle the
315	Owners to interest at the rate per annum as agreed
316	in Box 24. ~~If Box 24 has not been filled in, the three months~~
~~317~~	~~Interbank offered rate in London (LIBOR or its successor)~~
~~318~~	~~for the currency stated in Box 25, as quoted by the British~~
~~319~~	~~Bankers’ Association (BBA) on the date when the hire~~
~~320~~	~~fell due, increased by 2 per cent., shall apply.~~

321	(g) Payment of interest due under sub-clause 11(f)
322	shall be made within seven (7) Banking Days of the date
323	of the Owners’ invoice specifying the amount payable
324	or, in the absence of an invoice, at the time of the next
325	hire payment date.

326	12. Mortgage
327	(only to apply if Box 28 has been appropriately filled in)
~~328~~	~~*) (a) The Owners warrant that they have not effected~~
~~329~~	~~any mortgage(s) of the Vessel and that they shall not~~
~~330~~	~~effect any mortgage(s) without the prior consent of the~~
~~331~~	~~Charterers, which shall not be unreasonably withheld.~~

332	*) (b) The Vessel chartered under this Charter is financed
333	by a mortgage according to the Financial Instrument.
~~334~~	~~The Charterers undertake to comply, and provide such~~
~~335~~	~~information and documents to enable the Owners to~~
~~336~~	~~comply, with all such instructions or directions in regard~~
~~337~~	~~to the employment, insurances, operation, repairs and~~
~~338~~	~~maintenance of the Vessel as laid down in the Financial~~
~~339~~	~~Instrument or as may be directed from time to time during~~
~~340~~	~~the currency of the Charter by the mortgagee(s) in~~
~~341~~	~~conformity with the Financial Instrument. The Charterers~~
~~342~~	~~confirm that, for this purpose, they have acquainted~~
~~343~~	~~themselves with all relevant terms, conditions and~~
~~344~~	~~provisions of the Financial Instrument and agree to~~
~~345~~	~~acknowledge this in writing in any form that may be~~
~~346~~	~~required by the mortgagee(s).~~
At the reasonable request of the Owner, the Charterers
shall provide such documents and information as the
Owners reasonably request for their financing purposes.
347	The Owners warrant that
348	they have not effected any mortgage(s) other than stated
349	in Box 28 and that they shall not agree to any
350	amendment of the mortgage(s) referred to in Box 28 or
351	effect any other mortgage(s) without the prior consent
352	of the Charterers, which shall not be unreasonably
353	withheld.

354	*) (Optional, Clauses 12(a) and 12(b) are alternatives;
355	indicate alternative agreed in Box 28).

356	13. Insurance and Repairs see also clause 41
357	(a) During the Charter Period the Vessel shall be kept
358	insured by the Charterers at their expense against hull
359	and machinery, war and Protection and Indemnity risks
360	(and any risks against which it is compulsory to insure
361	for the operation of the Vessel, including maintaining
362	financial security in accordance with sub-clause
363	10(a)(iii)) in such form as the Owners shall in writing approve, which approval shall not be unreasonably withheld.
364
Such insurances shall be arranged by the
365	Charterers to protect the interests of both the Owners
366	and the Charterers and the mortgagee(s) (if any), and
367	The Charterers shall be at liberty to protect under such
368	insurances the interests of any managers they may
369	appoint. Insurance policies shall cover the Owners and
370	the Charterers according to their respective interests.
371	Subject to the provisions of the Financial Instrument, if
372	any, and the approval of the Owners and the insurers,
373	the Charterers shall effect all insured repairs and shall
374	undertake settlement and reimbursement from the
375	insurers of all costs in connection with such repairs as
376	well as insured charges, expenses and liabilities to the
377	extent of coverage under the insurances herein provided
378	for.
379	The Charterers also to remain responsible for and to
380	effect repairs and settlement of costs and expenses
381	incurred thereby in respect of all other repairs not
382	covered by the insurances and/or not exceeding any
383	possible franchise(s) or deductibles provided for in the
384	insurances.
385	All time used for repairs under the provisions of sub-
386	clause 13(a) and for repairs of latent defects according
387	to Clause 3(c) above, including any deviation, shall be
388	for the Charterers’ account.

389
(b) If the conditions of the above insurances permit additional insurance to be placed by the parties, such cover shall be limited to the amount for each party set out in Box 30 and Box 31, respectively.

390
391
392	The Owners or
393	the Charterers as the case may be shall immediately
394	furnish the other party with particulars of any additional
395	insurance effected, including copies of any cover notes
396	or policies and the written consent of the insurers of
397	any such required insurance in any case where the
398	consent of such insurers is necessary.

399	(c) The Charterers shall upon the request of the
400	Owners, provide reasonable information and promptly execute such
401	documents as may be reasonably required to enable the Owners to
402	comply with the insurance provisions of the Financial
403	Instrument.

404	(d) Subject to the provisions of the Financial Instru-
405	ment, if any, should the Vessel become an actual,
406	constructive, compromised or agreed total loss under
407	the insurances required under sub-clause 13(a), all
408	insurance payments for such loss shall be paid in accordance with clause 41 to the
409	Owners who shall distribute the moneys between the

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II
BARECON 2001 Standard Bareboat Charter
410	Owners and the Charterers according to their respective
411	interests. The Charterers undertake to notify the Owners
412	and the mortgagee(s), if any, of any occurrences in
413	consequence of which the Vessel is likely to become a
414	total loss as defined in this Clause.

415	(e) The Owners shall upon the request of the
416	Charterers, promptly execute such documents as may
417	be required to enable the Charterers to abandon the
418	Vessel to insurers and claim a constructive total loss.

419	(f) For the purpose of insurance coverage against hull

420	and machinery and war risks under the provisions of
421	sub-clause 13(a), the value of the Vessel is the sum
422	indicated in Clause 41(c).

~~423~~	~~14. Insurance, Repairs and Classification~~
~~424~~	~~(Optional, only to apply if expressly agreed and stated~~
~~425~~	~~in Box 29, in which event Clause 13 shall be considered~~
~~426~~	~~deleted).~~
~~427~~	~~(a) During the Charter Period the Vessel shall be kept~~
~~428~~	~~insured by the Owners at their expense against hull and~~
~~429~~	~~machinery and war risks under the form of policy or~~
~~430~~	~~policies attached hereto. The Owners and/or insurers~~
~~431~~	~~shall not have any right of recovery or subrogation~~
~~432~~	~~against the Charterers on account of loss of or any~~
~~433~~	~~damage to the Vessel or her machinery or appurt-~~
~~434~~	~~enances covered by such insurance, or on account of~~
~~435~~	~~payments made to discharge claims against or liabilities~~
~~436~~	~~of the Vessel or the Owners covered by such insurance.~~
~~437~~	~~Insurance policies shall cover the Owners and the~~
~~438~~	~~Charterers according to their respective interests.~~

~~439~~	~~(b) During the Charter Period the Vessel shall be kept~~
~~440~~	~~insured by the Charterers at their expense against~~
~~441~~	~~Protection and Indemnity risks (and any risks against~~
~~442~~	~~which it is compulsory to insure for the operation of the~~
~~443~~	~~Vessel, including maintaining financial security in~~
~~444~~	~~accordance with sub-clause 10(a)(iii)) in such form as~~
~~445~~	~~the Owners shall in writing approve which approval shall~~
~~446~~	~~not be unreasonably withheld.~~

~~447~~	~~(c) In the event that any act or negligence of the~~
~~448~~	~~Charterers shall vitiate any of the insurance herein~~
~~449~~	~~provided, the Charterers shall pay to the Owners all~~
~~450~~	~~losses and indemnify the Owners against all claims and~~
~~451~~	~~demands which would otherwise have been covered by~~
~~452~~	~~such insurance.~~

~~453~~	~~(d) The Charterers shall, subject to the approval of the~~
~~454~~	~~Owners or Owners’ Underwriters, effect all insured~~
~~455~~	~~repairs, and the Charterers shall undertake settlement~~
~~456~~	~~of all miscellaneous expenses in connection with such~~
~~457~~	~~repairs as well as all insured charges, expenses and~~
~~458~~	~~liabilities, to the extent of coverage under the insurances~~
~~459~~	~~provided for under the provisions of sub-clause 14(a).~~
~~460~~	~~The Charterers to be secured reimbursement through~~
~~461~~	~~the Owners’ Underwriters for such expenditures upon~~
~~462~~	~~presentation of accounts.~~

~~463~~	~~(e) The Charterers to remain responsible for and to~~
~~464~~	~~effect repairs and settlement of costs and expenses~~
~~465~~	~~incurred thereby in respect of all other repairs not~~
~~466~~	~~covered by the insurances and/or not exceeding any~~
~~467~~	~~possible franchise(s) or deductibles provided for in the~~
~~468~~	~~insurances.~~

~~469~~	~~(f) All time used for repairs under the provisions of~~
~~470~~	~~sub-clauses 14(d) and 14(e) and for repairs of latent~~
~~471~~	~~defects according to Clause 3 above, including any~~
~~472~~	~~deviation, shall be for the Charterers’ account and shall~~
~~473~~	~~form part of the Charter Period.~~
~~474~~	~~The Owners shall not be responsible for any expenses~~
~~475~~	~~as are incident to the use and operation of the Vessel~~
~~476~~	~~for such time as may be required to make such repairs.~~

~~477~~	~~(g) If the conditions of the above insurances permit~~
~~478~~	~~additional insurance to be placed by the parties such~~
~~479~~	~~cover shall be limited to the amount for each party set~~
~~480~~	~~out in Box 30 and Box 31, respectively. The Owners or~~
~~481~~	~~the Charterers as the case may be shall immediately~~
~~482~~	~~furnish the other party with particulars of any additional~~
~~483~~	~~insurance effected, including copies of any cover notes~~
~~484~~	~~or policies and the written consent of the insurers of~~
~~485~~	~~any such required insurance in any case where the~~
~~486~~	~~consent of such insurers is necessary.~~

~~487~~	~~(h) Should the Vessel become an actual, constructive,~~
~~488~~	~~compromised or agreed total loss under the insurances~~
~~489~~	~~required under sub-clause 14(a), all insurance payments~~
~~490~~	~~for such loss shall be paid to the Owners, who shall~~
~~491~~	~~distribute the moneys between themselves and the~~
~~492~~	~~Charterers according to their respective interests.~~

~~493~~	~~(i) If the Vessel becomes an actual, constructive,~~
~~494~~	~~compromised or agreed total loss under the insurances~~
~~495~~	~~arranged by the Owners in accordance with sub-clause~~
~~496~~	~~14(a), this Charter shall terminate as of the date of such~~
~~497~~	~~loss.~~

~~498~~	~~(j) The Charterers shall upon the request of the~~
~~499~~	~~Owners, promptly execute such documents as may be~~
~~500~~	~~required to enable the Owners to abandon the Vessel~~
~~501~~	~~to the insurers and claim a constructive total loss.~~

~~502~~	~~(k) For the purpose of insurance coverage against hull~~
~~503~~	~~and machinery and war risks under the provisions of~~
~~504~~	~~sub-clause 14(a), the value of the Vessel is the sum~~
~~505~~	~~indicated in Box 29.~~

~~506~~	~~(l) Notwithstanding anything contained in sub-clause~~
~~507~~	~~10(a), it is agreed that under the provisions of Clause~~
~~508~~	~~14, if applicable, the Owners shall keep the Vessel’s~~
~~509~~	~~Class fully up to date with the Classification Society~~
~~510~~	~~indicated in Box 10 and maintain all other necessary~~
~~511~~	~~certificates in force at all times.~~

512	15. Redelivery
513	At the expiration of the Charter Period the Vessel shall
514	be redelivered by the Charterers to the Owners at a
515	safe and ice-free port or place as indicated in Box 16, in
516	such ready safe berth as the Charterers may direct. The
517	Charterers shall give the Owners not less than thirty
518	(30) running days’ preliminary notice of expected date,
519	range of ports of redelivery or port or place of redelivery
520	and not less than fourteen (14) running days’ definite
521	notice of expected date and port or place of redelivery.
522	Any changes thereafter in the Vessel’s position shall be
523	notified immediately to the Owners.
524	The Charterers warrant that they will not permit the
525	Vessel to commence a voyage (including any preceding
526	ballast voyage) which cannot reasonably be expected
527	to be completed in time to allow redelivery of the Vessel
528	within the Charter Period. Notwithstanding the above,
529	should the Charterers fail to redeliver the Vessel within
530	the Charter Period, the Charterers shall pay the daily
531	equivalent to the rate of hire that stated in Box 22 (USD 9,475.0) plus 10 per cent. or to the market rate, whichever is the higher,
532
533	for the number of days by which the Charter Period is

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II
BARECON 2001 Standard Bareboat Charter
534	exceeded. All other terms, conditions and provisions of
535	this Charter shall continue to apply.
536	Subject to the provisions of Clause 10, the Vessel shall
537	be redelivered to the Owners in the same
538	condition and class as that in which she
539	was delivered, fair wear and tear not affecting class
540	excepted.
541	The Vessel upon redelivery shall have her survey cycles
542	up to date and trading and class certificates valid for at
543	least the number of months agreed in Box 17.

This Clause shall not apply if the Charterers exercise their Purchase Option set out in clause 40~~., in which event, a Protocol of Delivery and Acceptance and a Bill of Sale will only be signed. For the avoidance of any doubt the parties will not enter into a memorandum of agreement for, rather they will provide all documents reasonably requested for the Vessel’s re-registration.~~

544	16. Non-Lien
545	The Charterers will not suffer, nor permit to be continued,
546	any lien or encumbrance incurred by them or their
547	agents, which might have priority over the title and
548	interest of the Owners in the Vessel. The Charterers further
549	agree to fasten to the Vessel in a conspicuous place and to
550	keep so fastened during the Charter Period a notice reading
551	as follows:
552	“This Vessel is the property of Hinode Kaiun Co., Ltd. (99% ownership) and
553	Sunmarine Maritime S.A. (1% ownership). It is under charter to
554	Kaizen Shipping Co. and by terms of the Charter Party
555	neither the Charterers nor the Master have any right, power
556	authority to create, incur or permit to be imposed on the
557	Vessel any lien.

558	17. Indemnity
559	(a) The Charterers shall indemnify the Owners against
560	any loss, damage or expense incurred by the Owners
561	arising out of or in relation to the operation of the Vessel
562	by the Charterers, and against any lien of whatsoever
563	nature arising out of an event occurring during the
564	Charter Period. If the Vessel be arrested or otherwise
565	detained by reason of claims or liens arising out of her
566	operation hereunder by the Charterers, the Charterers
567	shall at their own expense take all reasonable steps to
568	secure that within a reasonable time the Vessel is
569	released, including the provision of bail.
570	Without prejudice to the generality of the foregoing, the
571	Charterers agree to indemnify the Owners against all
572	consequences or liabilities arising from the Master,
573	officers or agents signing Bills of Lading or other
574	documents.

575	(b) If the Vessel be arrested or otherwise detained by
576	reason of a claim or claims against the Owners, the
577	Owners shall at their own expense take all necessary
578	steps to secure that, within a reasonable time, the Vessel
579	is released, including the provision of bail.
580	In such circumstances the Owners shall indemnify the
581	Charterers against any loss, damage or expense
582	incurred by the Charterers (including hire paid under
583	this Charter) as a direct consequence of such arrest or
584	detention.

585	18. Lien
586	The Owners to have a lien upon all cargoes, sub-hires
587	and sub-freights (including deadfreight and demurrage) belonging or due to the Charterers or
588	any sub-charterers and any Bill of Lading freight for all
589	claims under this Charter, and the Charterers to have a
590	lien on the Vessel for all moneys paid in advance and
591	not earned.

592	19. Salvage
593	All salvage and towage performed by the Vessel shall
594	be for the Charterers’ benefit and the cost of repairing
595	damage occasioned thereby shall be borne by the
596	Charterers.

597	20. Wreck Removal
598	In the event of the Vessel becoming a wreck or
599	obstruction to navigation the Charterers shall indemnify
600	the Owners against any sums whatsoever which the
601	Owners shall become liable to pay and shall pay in
602	consequence of the Vessel becoming a wreck or
603	obstruction to navigation.

604	21. General Average
605	The Owners shall not contribute to General Average.

606	22. Assignment, Sub-Charter and Sale see also clause 38
607	(a) The Charterers shall not assign this Charter nor
608	sub-charter the Vessel on a bareboat basis ~~(internal bareboat charters excluded)~~ except with
609	the prior consent in writing of the Owners, which shall
610	not be unreasonably withheld or delayed, and subject to such terms
611	and conditions as the Owners shall approve.
612	(b) see clauses 39 and 40 ~~The Owners shall not sell the  Vessel during the~~
~~613~~	~~currency of this Charter except with the prior written~~
~~614~~	~~consent of the Charterers, which shall not be unreason-~~
~~615~~	~~ably withheld, and subject to the buyer accepting an~~
~~616~~	~~assignment of this Charter.~~

617	23. Contracts of Carriage
618	*) (a) The Charterers are to procure that all documents
619	issued during the Charter Period evidencing the terms
620	and conditions agreed in respect of carriage of goods
621	shall contain a paramount clause incorporating any
622	legislation relating to carrier’s liability for cargo
623	compulsorily applicable in the trade; if no such legislation
624	exists, the documents shall incorporate the Hague-Visby
625	Rules. The documents shall also contain the New Jason
626	Clause and the Both-to-Blame Collision Clause.

~~627~~	~~*) (b) The Charterers are to procure that all passenger~~
~~628~~	~~tickets issued during the Charter Period for the carriage~~
~~629~~	~~of passengers and their luggage under this Charter shall~~
~~630~~	~~contain a paramount clause incorporating any legislation~~
~~631~~	~~relating to carrier’s liability for passengers and their~~
~~632~~	~~luggage compulsorily applicable in the trade; if no such~~
~~633~~	~~legislation exists, the passenger tickets shall incorporate~~
~~634~~	~~the Athens Convention Relating to the Carriage of~~
~~635~~	~~Passengers and their Luggage by Sea, 1974, and any~~
~~636~~	~~protocol thereto.~~
~~637~~	~~*) Delete as applicable.~~

638	24. Bank Guarantee
~~639~~	~~(Optional, only to apply if Box 27 filled in)~~
~~640~~	~~The Charterers undertake to furnish, before delivery of~~
~~641~~	~~the Vessel, a first class bank guarantee or bond in the~~
~~642~~	~~sum and at the place as indicated in Box 27 as guarantee~~
~~643~~	~~for full performance of their obligations under this~~
~~644~~	~~Charter.~~

645	25. Requisition/Acquisition
646	(a) In the event of the Requisition for Hire of the Vessel
647	by any governmental or other competent authority
648	(hereinafter referred to as “Requisition for Hire”)

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II
BARECON 2001 Standard Bareboat Charter
649	irrespective of the date during the Charter Period when
650	“Requisition for Hire” may occur and irrespective of the
651	length thereof and whether or not it be for an indefinite
652	or a limited period of time, and irrespective of whether it
653	may or will remain in force for the remainder of the
654	Charter Period, this Charter shall not be deemed thereby
655	or thereupon to be frustrated or otherwise terminated
656	and the Charterers shall continue to pay the stipulated

657	hire in the manner provided by this Charter until the time
658	when the Charter would have terminated pursuant to
659	any of the provisions hereof always provided however
660	that in the event of “Requisition for Hire” any Requisition
661	Hire or compensation received or receivable by the
662	Owners shall be payable to the Charterers during the
663	remainder of the Charter Period or the period of the
664	“Requisition for Hire” whichever be the shorter.

665	(b) In the event of the Owners being deprived of their
666	ownership in the Vessel by any Compulsory Acquisition
667	of the Vessel or requisition for title by any governmental
668	or other competent authority (hereinafter referred to as
669	“Compulsory Acquisition”), then, irrespective of the date
670	during the Charter Period when “Compulsory Acqui-
671	sition” may occur, this Charter shall be deemed
672	terminated as of the date of such “Compulsory
673	Acquisition”. In such event Charter Hire to be considered
674	as earned and to be paid up to the date and time of
675	such “Compulsory Acquisition”.

676	26. War
677	(a) For the purpose of this Clause, the words “War
678	Risks” shall include any war (whether actual or
679	threatened), act of war, civil war, hostilities, revolution,
680	rebellion, civil commotion, warlike operations, the laying
681	of mines (whether actual or reported), acts of piracy,
682	acts of terrorists, acts of hostility or malicious damage,
683	blockades (whether imposed against all vessels or
684	imposed selectively against vessels of certain flags or
685	ownership, or against certain cargoes or crews or
686	otherwise howsoever), by any person, body, terrorist or
687	political group, or the Government of any state
688	whatsoever, which may be dangerous or are likely to be
689	or to become dangerous to the Vessel, her cargo, crew
690	or other persons on board the Vessel.

~~691~~	~~(b) The Vessel, unless the written consent of the~~
~~692~~	~~Owners be first obtained, shall not continue to or go~~
~~693~~	~~through any port, place, area or zone (whether of land~~
~~694~~	~~or sea), or any waterway or canal, where it reasonably~~
~~695~~	~~appears that the Vessel, her cargo, crew or other~~
~~696~~	~~persons on board the Vessel, in the reasonable~~
~~697~~	~~judgement of the Owners, may be, or are likely to be,~~
~~698~~	~~exposed to War Risks. Should the Vessel be within any~~
~~699~~	~~such place as aforesaid, which only becomes danger-~~
~~700~~	~~ous, or is likely to be or to become dangerous, after her~~
~~701~~	~~entry into it, the Owners shall have the right to require~~
~~702~~	~~the Vessel to leave such area.~~

703	(c) The Vessel shall not load contraband cargo, or to
704	pass through any blockade, whether such blockade be
705	imposed on all vessels, or is imposed selectively in any
706	way whatsoever against vessels of certain flags or
707	ownership, or against certain cargoes or crews or
708	otherwise howsoever, or to proceed to an area where
709	she shall be subject, or is likely to be subject to
710	a belligerent’s right of search and/or confiscation.

~~711~~	~~(d) If the insurers of the war risks insurance, when~~
~~712~~	~~Clause 14 is applicable, should require payment of~~
~~713~~	~~premiums and/or calls because, pursuant to the~~
~~714~~	~~Charterers’ orders, the Vessel is within, or is due to enter~~
~~715~~	~~and remain within, any area or areas which are specified~~
~~716~~	~~by such insurers as being subject to additional premiums~~
~~717~~	~~because of War Risks, then such premiums and/or calls~~
~~718~~	~~shall be reimbursed by the Charterers to the Owners at~~
~~719~~	~~the same time as the next payment of hire is due.~~

720	(e) The Charterers shall have the liberty:
721	(i) to comply with all orders, directions, recommend-
722	ations or advice as to departure, arrival, routes,
723	sailing in convoy, ports of call, stoppages,
724	destinations, discharge of cargo, delivery, or in any
725	other way whatsoever, which are given by the
726	Government of the Nation under whose flag the
727	Vessel sails, or any other Government, body or
728	group whatsoever acting with the power to compel
729	compliance with their orders or directions;

730	(ii) to comply with the orders, directions or recom-
731	mendations of any war risks underwriters who have
732	the authority to give the same under the terms of
733	the war risks insurance;

734	(iii) to comply with the terms of any resolution of the
735	Security Council of the United Nations, any
736	directives of the European Community, the effective
737	orders of any other Supranational body which has
738	the right to issue and give the same, and with
739	national laws aimed at enforcing the same to which
740	the Owners are subject, and to obey the orders
741	and directions of those who are charged with their
742	enforcement.

~~743~~	~~(f) In the event of outbreak of war (whether there be a~~
~~744~~	~~declaration of war or not) (i) between any two or more~~
~~745~~	~~of the following countries: the United States of America;~~
~~746~~	~~Russia; the United Kingdom; France; and the People’s~~
~~747~~	~~Republic of China, (ii) between any two or more of the~~
~~748~~	~~countries stated in Box 36, both the Owners and the~~
~~749~~	~~Charterers shall have the right to cancel this Charter,~~
~~750~~	~~whereupon the Charterers shall redeliver the Vessel to~~
~~751~~	~~the Owners in accordance with Clause 15, if the Vessel~~
~~752~~	~~has cargo on board after discharge thereof at~~
~~753~~	~~destination, or if debarred under this Clause from~~
~~754~~	~~reaching or entering it at a near, open and safe port as~~
~~755~~	~~directed by the Owners, or if the Vessel has no cargo~~
~~756~~	~~on board, at the port at which the Vessel then is or if at~~
~~757~~	~~sea at a near, open and safe port as directed by the~~
~~758~~	~~Owners. In all cases hire shall continue to be paid in~~
~~759~~	~~accordance with Clause 11 and except as aforesaid all~~
~~760~~	~~other provisions of this Charter shall apply until~~
~~761~~	~~redelivery.~~

762	27. Commission
~~763~~	~~The Owners to pay a commission at the rate indicated~~
~~764~~	~~in Box 33 to the Brokers named in Box 33 on any hire~~
~~765~~	~~paid under the Charter. If no rate is indicated in Box 33,~~
~~766~~	~~the commission to be paid by the Owners shall cover~~
~~767~~	~~the actual expenses of the Brokers and a reasonable~~
~~768~~	~~fee for their work.~~
~~769~~	~~If the full hire is not paid owing to breach of the Charter~~
~~770~~	~~by either of the parties the party liable therefor shall~~
~~771~~	~~indemnify the Brokers against their loss of commission.~~
~~772~~	~~Should the parties agree to cancel the Charter, the~~
~~773~~	~~Owners shall indemnify the Brokers against any loss of~~
~~774~~	~~commission but in such case the commission shall not~~
~~775~~	~~exceed the brokerage on one year’s hire.~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II
BARECON 2001 Standard Bareboat Charter
776	28. Termination
777	(a) Charterers’ Default
778	The Owners shall be entitled to withdraw the Vessel from
779	the service of the Charterers and terminate the Charter
780	with immediate effect by written notice to the Charterers if:

781	(i) the Charterers fail to pay hire in accordance with
782	Clause 11. However, where there is a failure to

783	make punctual payment of hire due to oversight,
784	negligence, errors or omissions on the part of the
785	Charterers or their bankers, the Owners shall give
786	the Charterers written notice of the number of clear
787	Banking days stated in Box 34 (as recognised at
788	the agreed place of payment) in which to rectify
789	the failure, and when so rectified within such
790	number of days following the Owners’ notice, the
791	payment shall stand as regular and punctual.
792	Failure by the Charterers to pay hire within the
793	number of days stated in Box 34 of their receiving
794	the Owners’ notice as provided herein, shall entitle
795	the Owners to withdraw the Vessel from the service
796	of the Charterers and terminate the Charter without
797	further notice;

798	(ii) the Charterers fail to comply with the requirements of:
799	(1) Clause 6 (Trading Restrictions)

800	(2) Clause 13(a) (Insurance and Repairs)
801	provided that the Owners may, by
802	written notice to the Charterers, give the
803	Charterers a specified number of days grace within
804	which to rectify the failure without prejudice to the
805	Owners’ right to withdraw and terminate under this
806	Clause if the Charterers fail to comply with such
807	notice;

808	(iii) the Charterers fail to rectify any failure to comply
809	with the requirements of sub-clause 10(a)(i)
810	(Maintenance and Repairs) within a reasonable time
811	after the Owners have requested them in
812	writing so to do and in any event so that the Vessel’s
813	insurance cover is not prejudiced.
814
(iv) In the event of a termination as aforesaid, the Charterers shall be entitled to exercise the Purchase Option set out in Clause 40 within 10 Banking Days from receipt of Owners' written notice of termination. If such Purchase Option is exercised within the due date, this Charter Party shall continue in full force and effect until the successful completion of the sale of the Vessel pursuant to the Purchase Option, which shall be within 45 days of the exercise of the Purchase Option hereunder, at which point in time any default (except for any outstanding payment following a default under clause 28(a)(i), or any indemnification obligations arising from a breach of the trading restrictions under clause 28(a)(ii)(1)) shall be deemed cured with no further rights or obligations between the parties.

815	(b) Owners’ Default
816	If the Owners shall by any act or omission be in breach
817	of their obligations under this Charter to the extent that
818	the Charterers are deprived of the use of the Vessel
819	and such breach continues for a period of fourteen (14)
820	running days after written notice thereof has been given
821	by the Charterers to the Owners, the Charterers shall
822	be entitled to terminate this Charter with immediate effect
823	by written notice to the Owners.

824	(c) Loss of Vessel See clause 41
~~825~~	~~This Charter shall be deemed to be terminated if the~~
~~826~~	~~Vessel becomes a total loss or is declared as a~~
~~827~~	~~constructive or compromised or arranged total loss. For~~
~~828~~	~~the purpose of this sub-clause, the Vessel shall not be~~
~~829~~	~~deemed to be lost unless she has either become an~~
~~830~~	~~actual total loss or agreement has been reached with~~
~~831~~	~~her underwriters in respect of her constructive,~~
~~832~~	~~compromised or arranged total loss or if such agreement~~
~~833~~	~~with her underwriters is not reached it is adjudged by a~~
~~834~~	~~competent tribunal that a constructive loss of the Vessel~~
~~835~~	~~has occurred.~~

836	(d) Either party shall be entitled to terminate this
837	Charter with immediate effect by written notice to the
838	other party in the event of an order being made or
839	resolution passed for the winding up, dissolution,
840	liquidation or bankruptcy of the other party (otherwise
841	than for the purpose of reconstruction or amalgamation)
842	or if a receiver is appointed, or if it suspends payment,
843	ceases to carry on business or makes any special
844	arrangement or composition with its creditors.

845	(e) The termination of this Charter shall be without
846	prejudice to all rights accrued due between the parties
847	prior to the date of termination and to any claim that
848	either party might have.

849	29. Repossession
850	In the event of the termination of this Charter in
851	accordance with the applicable provisions of Clause 28,
852	the Owners shall have the right to repossess the Vessel
853	from the Charterers at her current or next port of call, or
854	at a port or place convenient to them without hindrance
855	or interference by the Charterers, courts or local
856	authorities. Pending physical repossession of the Vessel
857	in accordance with this Clause 29, the Charterers shall
858	hold the Vessel as gratuitous bailee only to the Owners.
859	The Owners shall arrange for an authorised represent-
860	ative to board the Vessel as soon as reasonably
861	practicable following the termination of the Charter. The
862	Vessel shall be deemed to be repossessed by the
863	Owners from the Charterers upon the boarding of the
864	Vessel by the Owners’ representative. All arrangements
865	and expenses relating to the settling of wages,
866	disembarkation and repatriation of the Charterers’
867	Master, officers and crew shall be the sole responsibility
868	of the Charterers.

869	30. Dispute Resolution
870	*) (a) This Contract shall be governed by and construed
871	in accordance with English law and any dispute arising
872	out of or in connection with this Contract shall be referred
873	to arbitration in London in accordance with the Arbitration
874	Act 1996 or any statutory modification or re-enactment
875	thereof save to the extent necessary to give effect to
876	the provisions of this Clause.
877	The arbitration shall be conducted in accordance with
878	the London Maritime Arbitrators Association (LMAA)
879	Terms current at the time when the arbitration proceed-
880	ings are commenced.
881	The reference shall be to three arbitrators. A party
882	wishing to refer a dispute to arbitration shall appoint its
883	arbitrator and send notice of such appointment in writing
884	to the other party requiring the other party to appoint its
885	own arbitrator within 14 calendar days of that notice and
886	stating that it will appoint its arbitrator as sole arbitrator
887	unless the other party appoints its own arbitrator and
888	gives notice that it has done so within the 14 days
889	specified. If the other party does not appoint its own
890	arbitrator and give notice that it has done so within the
891	14 days specified, the party referring a dispute to

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II
BARECON 2001 Standard Bareboat Charter
892	arbitration may, without the requirement of any further
893	prior notice to the other party, appoint its arbitrator as
894	sole arbitrator and shall advise the other party
895	accordingly. The award of a sole arbitrator shall be
896	binding on both parties as if he had been appointed by
897	agreement.
898	Nothing herein shall prevent the parties agreeing in
899	writing to vary these provisions to provide for the
900	appointment of a sole arbitrator.
901	In cases where neither the claim nor any counterclaim
902	exceeds the sum of US$100,000 (or such other sum as
903	the parties may agree) the arbitration shall be conducted
904	in accordance with the LMAA Small Claims Procedure
905	current at the time when the arbitration proceedings are
906	commenced.

~~907~~	~~*) (b) This Contract shall be governed by and construed~~
~~908~~	~~in accordance with Title 9 of the United States Code~~
~~909~~	~~and the Maritime Law of the United States and any~~
~~910~~	~~dispute arising out of or in connection with this Contract~~
~~911~~	~~shall be referred to three persons at New York, one to~~
~~912~~	~~be appointed by each of the parties hereto, and the third~~
~~913~~	~~by the two so chosen; their decision or that of any two~~
~~914~~	~~of them shall be final, and for the purposes of enforcing~~
~~915~~	~~any award, judgement may be entered on an award by~~
~~916~~	~~any court of competent jurisdiction. The proceedings~~
~~917~~	~~shall be conducted in accordance with the rules of the~~
~~918~~	~~Society of Maritime Arbitrators, Inc.~~
~~919~~	~~In cases where neither the claim nor any counterclaim~~
~~920~~	~~exceeds the sum of US$50,000 (or such other sum as~~
~~921~~	~~the parties may agree) the arbitration shall be conducted~~
~~922~~	~~in accordance with the Shortened Arbitration Procedure~~
~~923~~	~~of the Society of Maritime Arbitrators, Inc. current at~~
~~924~~	~~the time when the arbitration proceedings are commenced.~~
~~925~~	~~*) (c) This Contract shall be governed by and construed~~
~~926~~	~~in accordance with the laws of the place mutually agreed~~
~~927~~	~~by the parties and any dispute arising out of or in~~
~~928~~	~~connection with this Contract shall be referred to~~
~~929~~	~~arbitration at a mutually agreed place, subject to the~~
~~930~~	~~procedures applicable there.~~

931	(d) Notwithstanding (a), (b) or (c) above, the parties
932	may agree at any time to refer to mediation any
933	difference and/or dispute arising out of or in connection
934	with this Contract.
935	In the case of a dispute in respect of which arbitration
936	has been commenced under (a), (b) or (c) above, the
937	following shall apply:-

938	(i) Either party may at any time and from time to time
939	elect to refer the dispute or part of the dispute to
940	mediation by service on the other party of a written
941	notice (the “Mediation Notice”) calling on the other
942	party to agree to mediation.

943	(ii) The other party shall thereupon within 14 calendar
944	days of receipt of the Mediation Notice confirm that
945	they agree to mediation, in which case the parties
946	shall thereafter agree a mediator within a further
947	14 calendar days, failing which on the application
948	of either party a mediator will be appointed promptly
949	by the Arbitration Tribunal (“the Tribunal”) or such
950	person as the Tribunal may designate for that
951	purpose. The mediation shall be conducted in such
952	place and in accordance with such procedure and
953	on such terms as the parties may agree or, in the
954	event of disagreement, as may be set by the
955	mediator.
956	(iii) If the other party does not agree to mediate, that
957	fact may be brought to the attention of the Tribunal
958	and may be taken into account by the Tribunal when
959	allocating the costs of the arbitration as between
960	the parties.

961	(iv) The mediation shall not affect the right of either
962	party to seek such relief or take such steps as it
963	considers necessary to protect its interest.

964	(v) Either party may advise the Tribunal that they have
965	agreed to mediation. The arbitration procedure shall
966	continue during the conduct of the mediation but
967	the Tribunal may take the mediation timetable into
968	account when setting the timetable for steps in the
969	arbitration.

970	(vi) Unless otherwise agreed or specified in the
971	mediation terms, each party shall bear its own costs
972	incurred in the mediation and the parties shall share
973	equally the mediator’s costs and expenses.

974	(vii) The mediation process shall be without prejudice
975	and confidential and no information or documents
976	disclosed during it shall be revealed to the Tribunal
977	except to the extent that they are disclosable under
978	the law and procedure governing the arbitration.
979	(Note: The parties should be aware that the mediation
980	process may not necessarily interrupt time limits.)

~~981~~	~~(e) If Box 35 in Part I is not appropriately filled in, sub-clause~~
~~982~~	~~30(a) of this Clause shall apply. Sub-clause 30(d) shall~~
~~983~~	~~apply in all cases.~~
~~984~~	~~*) Sub-clauses 30(a), 30(b) and 30(c) are alternatives;~~
~~985~~	~~indicate alternative agreed in Box 35.~~

986	31. Notices
987	(a) Any notice to be given by either party to the other
988	party shall be in writing and may be sent by e-mail,
989	registered or recorded mail or by personal service.

990	(b) The address of the Parties for service of such
991	communication shall be as stated in Boxes 3 and 4
992	respectively.

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART II
BARECON 2001 Standard Bareboat Charter
~~1~~	~~Specifications and Building Contract~~
~~2~~	~~(a) The Vessel shall be constructed in accordance with~~
~~3~~	~~the Building Contract (hereafter called “the Building~~
~~4~~	~~Contract”) as annexed to this Charter, made between the~~
~~5~~	~~Builders and the Owners and in accordance with the~~
~~6~~	~~specifications and plans annexed thereto, such Building~~
~~7~~	~~Contract, specifications and plans having been counter-~~
~~8~~	~~signed as approved by the Charterers.~~

~~9~~	~~(b) No change shall be made in the Building Contract or~~
~~10~~	~~in the specifications or plans of the Vessel as approved by~~
~~11~~	~~the Charterers as aforesaid, without the Charterers’~~
~~12~~	~~consent.~~

~~13~~	~~(c) The Charterers shall have the right to send their~~
~~14~~	~~representative to the Builders’ Yard to inspect the Vessel~~
~~15~~	~~during the course of her construction to satisfy themselves~~
~~16~~	~~that construction is in accordance with such approved~~
~~17~~	~~specifications and plans as referred to under sub-clause~~
~~18~~	~~(a) of this Clause.~~

~~19~~	~~(d) The Vessel shall be built in accordance with the~~
~~20~~	~~Building Contract and shall be of the description set out~~
~~21~~	~~therein. Subject to the provisions of sub-clause 2(c)(ii)~~
~~22~~	~~hereunder, the Charterers shall be bound to accept the~~
~~23~~	~~Vessel from the Owners, completed and constructed in~~
~~24~~	~~accordance with the Building Contract, on the date of~~
~~25~~	~~delivery by the Builders. The Charterers undertake that~~
~~26~~	~~having accepted the Vessel they will not thereafter raise~~
~~27~~	~~any claims against the Owners in respect of the Vessel’s~~
~~28~~	~~performance or specification or defects, if any.~~
~~29~~	~~Nevertheless, in respect of any repairs, replacements or~~
~~30~~	~~defects which appear within the first 12 months from~~
~~31~~	~~delivery by the Builders, the Owners shall endeavour to~~
~~32~~	~~compel the Builders to repair, replace or remedy any defects~~
~~33~~	~~or to recover from the Builders any expenditure incurred in~~
~~34~~	~~carrying out such repairs, replacements or remedies.~~
~~35~~	~~However, the Owners’ liability to the Charterers shall be~~
~~36~~	~~limited to the extent the Owners have a valid claim against~~
~~37~~	~~the Builders under the guarantee clause of the Building~~
~~38~~	~~Contract (a copy whereof has been supplied to the~~
~~39~~	~~Charterers). The Charterers shall be bound to accept such~~
~~40~~	~~sums as the Owners are reasonably able to recover under~~
~~41~~	~~this Clause and shall make no further claim on the Owners~~
~~42~~	~~for the difference between the amount(s) so recovered and~~
~~43~~	~~the actual expenditure on repairs, replacement or~~
~~44~~	~~remedying defects or for any loss of time incurred.~~
~~45~~	~~Any liquidated damages for physical defects or deficiencies~~
~~46~~	~~shall accrue to the account of the party stated in Box 41(a)~~
~~47~~	~~or if not filled in shall be shared equally between the parties.~~
~~48~~	~~The costs of pursuing a claim or claims against the Builders~~
~~49~~	~~under this Clause (including any liability to the Builders)~~
~~50~~	~~shall be borne by the party stated in Box 41(b) or if not~~
~~51~~	~~filled in shall be shared equally between the parties.~~

~~52~~	~~2. Time and Place of Delivery~~
~~53~~	~~(a) Subject to the Vessel having completed her~~
~~54~~	~~acceptance trials including trials of cargo equipment in~~
~~55~~	~~accordance with the Building Contract and specifications~~
~~56~~	~~to the satisfaction of the Charterers, the Owners shall give~~
~~57~~	~~and the Charterers shall take delivery of the Vessel afloat~~
~~58~~	~~when ready for delivery and properly documented at the~~
~~59~~	~~Builders’ Yard or some other safe and readily accessible~~
~~60~~	~~dock, wharf or place as may be agreed between the parties~~
~~61~~	~~hereto and the Builders. Under the Building Contract the~~
~~62~~ 	~~Builders have estimated that the Vessel will be ready for~~
~~63~~	~~delivery to the Owners as therein provided but the delivery~~
~~64~~	~~date for the purpose of this Charter shall be the date when~~
~~65~~	~~the Vessel is in fact ready for delivery by the Builders after~~
~~66~~	~~completion of trials whether that be before or after as~~
~~67~~	~~indicated in the Building Contract. The Charterers shall not~~
~~68~~	~~be entitled to refuse acceptance of delivery of the Vessel~~
~~69~~	~~and upon and after such acceptance, subject to Clause~~
~~70~~	~~1(d), the Charterers shall not be entitled to make any claim~~
~~71~~	~~against the Owners in respect of any conditions,~~
~~72~~	~~representations or warranties, whether express or implied,~~
~~73~~	~~as to the seaworthiness of the Vessel or in respect of delay~~
~~74~~	~~in delivery.~~

~~75~~	~~(b) If for any reason other than a default by the Owners~~
~~76~~	~~under the Building Contract, the Builders become entitled~~
~~77~~	~~under that Contract not to deliver the Vessel to the Owners,~~
~~78~~	~~the Owners shall upon giving to the Charterers written~~
~~79~~	~~notice of Builders becoming so entitled, be excused from~~
~~80~~	~~giving delivery of the Vessel to the Charterers and upon~~
~~81~~	~~receipt of such notice by the Charterers this Charter shall~~
~~82~~	~~cease to have effect.~~

~~83~~	~~(c) If for any reason the Owners become entitled under~~
~~84~~	~~the Building Contract to reject the Vessel the Owners shall,~~
~~85~~	~~before exercising such right of rejection, consult the~~
~~86~~	~~Charterers and thereupon~~

~~87~~	~~(i) if the Charterers do not wish to take delivery of the Vessel~~
~~88~~	~~they shall inform the Owners within seven (7) running days~~
~~89~~	~~by notice in writing and upon receipt by the Owners of such~~
~~90~~	~~notice this Charter shall cease to have effect; or~~

~~91~~	~~(ii) if the Charterers wish to take delivery of the Vessel~~
~~92~~	~~they may by notice in writing within seven (7) running days~~
~~93~~	~~require the Owners to negotiate with the Builders as to the~~
~~94~~	~~terms on which delivery should be taken and/or refrain from~~
~~95~~	~~exercising their right to rejection and upon receipt of such~~
~~96~~	~~notice the Owners shall commence such negotiations and/~~
~~97~~	~~or take delivery of the Vessel from the Builders and deliver~~
~~98~~	~~her to the Charterers;~~

~~99~~	~~(iii) in no circumstances shall the Charterers be entitled to~~
~~100~~	~~reject the Vessel unless the Owners are able to reject the~~
~~101~~	~~Vessel from the Builders;~~

~~102~~	~~(iv) if this Charter terminates under sub-clause (b) or (c) of~~
~~103~~	~~this Clause, the Owners shall thereafter not be liable to the~~
~~104~~	~~Charterers for any claim under or arising out of this Charter~~
~~105~~	~~or its termination.~~

~~106~~	~~(d) Any liquidated damages for delay in delivery under the~~
~~107~~	~~Building Contract and any costs incurred in pursuing a claim~~
~~108~~	~~therefor shall accrue to the account of the party stated in~~
~~109~~	~~Box 41(c) or if not filled in shall be shared equally between~~
~~110~~	~~the parties.~~

~~111~~	~~3. Guarantee Works~~
~~112~~	~~If not otherwise agreed, the Owners authorise the~~
~~113~~	~~Charterers to arrange for the guarantee works to be~~
~~114~~	~~performed in accordance with the building contract terms,~~
~~115~~	~~and hire to continue during the period of guarantee works.~~
~~116~~	~~The Charterers have to advise the Owners about the~~
~~117~~	~~performance to the extent the Owners may request.~~

~~118~~	~~4. Name of Vessel~~
~~119~~	~~The name of the Vessel shall be mutually agreed between~~
~~120~~	~~the Owners and the Charterers and the Vessel shall be~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART III
PROVISIONS TO APPLY FOR NEWBUILDING VESSELS ONLY
(Optional, only to apply if expressly agreed and stated in Box 37)

~~121~~	~~painted in the colours, display the funnel insignia and fly~~
~~122~~	~~the house flag as required by the Charterers.~~

~~123~~	~~5. Survey on Redelivery~~
~~124~~	~~The Owners and the Charterers shall appoint surveyors~~
~~125~~	~~for the purpose of determining and agreeing in writing the~~
~~126~~	~~condition of the Vessel at the time of re-delivery.~~
~~127~~	~~Without prejudice to Clause 15 (Part II), the Charterers~~
~~128~~ 	~~shall bear all survey expenses and all other costs, if any,~~
~~129~~	~~including the cost of docking and undocking, if required,~~
~~130~~	~~as well as all repair costs incurred. The Charterers shall~~
~~131~~	~~also bear all loss of time spent in connection with any~~
~~132~~	~~docking and undocking as well as repairs, which shall be~~
~~133~~	~~paid at the rate of hire per day or pro rata.~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART V
 PROVISIONS TO APPLY FOR VESSELS REGISTERED IN A
BAREBOAT CHARTER REGISTRY

~~1~~	~~On expiration of this Charter and provided the  Charterers~~
~~2~~	~~have fulfilled their obligations according to Part I and II~~
~~3~~	~~as well as Part III, if applicable, it is agreed, that on~~
~~4~~	~~payment of the final payment of hire as per Clause 11~~
~~5~~	~~the Charterers have purchased the Vessel with~~
~~6~~	~~everything belonging to her and the Vessel is fully paid~~
~~7~~	~~for.~~
~~8~~	~~In the following paragraphs the Owners are referred to~~
~~9~~	~~as the Sellers and the Charterers as the Buyers.~~
~~10~~	~~The Vessel shall be delivered by the Sellers and taken~~
~~11~~	~~over by the Buyers on expiration of the Charter.~~
~~12~~	~~The Sellers guarantee that the Vessel, at the time of~~
~~13~~	~~delivery, is free from all encumbrances and maritime~~
~~14~~	~~liens or any debts whatsoever other than those arising~~
~~15~~	~~from anything done or not done by the Buyers or any~~
~~16~~	~~existing mortgage agreed not to be paid off by the time~~
~~17~~	~~of delivery. Should any claims, which have been incurred~~
~~18~~	~~prior to the time of delivery be made against the Vessel,~~
~~19~~	~~the Sellers hereby undertake to indemnify the Buyers~~
~~20~~	~~against all consequences of such claims to the extent it~~
~~21~~	~~can be proved that the Sellers are responsible for such~~
~~22~~	~~claims. Any taxes, notarial, consular and other charges~~
~~23~~	~~and expenses connected with the purchase and~~
~~24~~	~~registration under Buyers’ flag, shall be for Buyers’~~
~~25~~	~~account. Any taxes, consular and other charges and~~
~~26~~	~~expenses connected with closing of the Sellers’ register,~~
~~27~~ 	~~shall be for Sellers’ account.~~
~~28~~	~~In exchange for payment of the last month’s hire~~
~~29~~	~~instalment the Sellers shall furnish the Buyers with a~~
~~30~~	~~Bill of Sale duly attested and legalized, together with a~~
~~31~~	~~certificate setting out the registered encumbrances, if~~
~~32~~	~~any. On delivery of the Vessel the Sellers shall provide~~
~~33~~	~~for deletion of the Vessel from the Ship’s Register and~~
~~34~~	~~deliver a certificate of deletion to the Buyers.~~
~~35~~	~~The Sellers shall, at the time of delivery, hand to the~~
~~36~~	~~Buyers all classification certificates (for hull, engines,~~
~~37~~	~~anchors, chains, etc.), as well as all plans which may~~
~~38~~	~~be in Sellers’ possession.~~
~~39~~	~~The Wireless Installation and Nautical Instruments,~~
~~40~~	~~unless on hire, shall be included in the sale without any~~
~~41~~	~~extra payment.~~
~~42~~	~~The Vessel with everything belonging to her shall be at~~
~~43~~	~~Sellers’ risk and expense until she is delivered to the~~
~~44~~	~~Buyers, subject to the conditions of this Contract and~~
~~45~~	~~the Vessel with everything belonging to her shall be~~
~~46~~	~~delivered and taken over as she is at the time of delivery,~~
~~47~~	~~after which the Sellers shall have no responsibility for~~
~~48~~	~~possible faults or deficiencies of any description.~~
~~49~~	~~The Buyers undertake to pay for the repatriation of the~~
~~50~~	~~Master, officers and other personnel if appointed by the~~
~~51~~	~~Sellers to the port where the Vessel entered the Bareboat~~
~~52~~	~~Charter as per Clause 3 (Part II) or to pay the equivalent~~
~~53~~	~~cost for their journey to any other place.~~

Copyright © 2001 BIMCO. All rights reserved. Any unauthorised copying, duplication, reproduction or distribution of this BIMCO SmartCon document will constitute an infringement of BIMCO’s copyright. Explanatory notes are available from BIMCO at www.bimco.org.
First published in 1974 as BARECON A and B. Amalgamated and revised in 1989. Revised 2001.

PART IV
HIRE/PURCHASE AGREEMENT(Optional, only to apply if expressly agreed and stated in Box 43)

1	1. Definitions
2	For the purpose of this PART V, the following terms shall
3	have the meanings hereby assigned to them:
4	“The Bareboat Charter Registry” shall mean the registry
5	of the State whose flag the Vessel will fly and in which
6	the Charterers are registered as the bareboat charterers
7	during the period of the Bareboat Charter.
8	“The Underlying Registry” shall mean the registry of the
9	state in which the Owners of the Vessel are registered
10	as Owners and to which jurisdiction and control of the
11	Vessel will revert upon termination of the Bareboat
12	Charter Registration.

13	2. Mortgage
14	The Vessel chartered under this Charter is financed by
15	a mortgage and the provisions of Clause 12(b) (Part II)
16	shall apply.
17	3. Termination of Charter by Default
~~If the Vessel chartered under this Charter is registered~~
~~in a Bareboat Charter Registry as stated in Box 44, and~~
~~if the Owners shall default in the payment of any amounts~~
~~due under the mortgage(s) specified in Box 28, the~~
~~Charterers shall, if so required by the mortgagee, direct~~
~~the Owners to re-register the Vessel in the Underlying~~
~~Registry as shown in Box 45.~~
18	In the event of the Vessel being deleted from the
19	Bareboat Charter Registry as stated in Box 44, due to a
20	default by the Owners in the payment of any amounts
21	due under the mortgage(s), the Charterers shall have
22	the right to terminate this Charter forthwith and without
23	prejudice to any other claim they may have against the
24	Owners under this Charter.

Rider Clauses 32 to 49
to be deemed incorporated to the
Bareboat Charter Party
Dated August 29, 2024
(the "Charter")
Between
Kaizen Shipping Co. (guaranteed by Seanergy Maritime Holdings Corp.) as Charterers
And
Hinode Kaiun Co., Ltd. and Sunmarine Maritime S.A. as Owners (guaranteed by Hinode Kaiun Co., Ltd.)
in respect of the vessel MV “Orange Tiara” (to be renamed Kaizenship)

32.	Additional Definitions

In this Charter, unless the context otherwise requires, the following expressions shall have the following meanings:

“Additional Clauses” means these additional clauses 32 to 48 to the Barecon 2001 bareboat charter dated August 29, 2024.

“Charter” means the Barecon 2001 bareboat charter dated August 29, 2024 and these Additional Clauses.

“Charter Expiry Date” means the date falling six (6) years from the Delivery Date.

“Charterers’ Guarantor” means Seanergy Maritime Holdings Corp..

“Charter Hire” means the charter hire as per Box 22, Clause 11 and Clause 44.

“Classification Society” means classification society of the Vessel as indicated in Box 10 or such other classification society elected in accordance with Clause 10.

“Delivery Date” has the meaning given to it in Clause 33.

“Loan Outstanding Balance” has the meaning given to it in Clause 44.

“MOA” means the memorandum of agreement in respect of the Vessel of even date herewith entered into between the Charterers (as sellers) and the Owners (as buyers) (as the same may be amended, supplemented or varied from time to time).

“Mortgagee” means THE CHUGOKU BANK, LTD., in its capacity as registered holder of a first priority mortgage on the Vessel or any replacement holder of a first priority mortgage on the Vessel.

“Owners” means collectively Hinode Kaiun Co., Ltd. and Sunmarine Maritime S.A.

“Purchase Option” means Charterers’ option to purchase the Vessel as further described in Clause 40.

“Purchase Option Price” means the price payable by the Charterers to the Owners for the purchase of the Vessel in accordance with Clause 40.

“Purchase Price in Case of Owners’ Default” means the price described in Clause 40.

“Quotation Day” means, in relation to any period for which 1 Month TERM CME SOFR is to be determined, five (5) US Government Securities Business Days before the first day of that period. The first Quotation Day will be five (5) US Government Securities Business Days before the Delivery Date.

“Total Loss” has the meaning given to it in Clause 41.

33.	Delivery

The Charterers shall take delivery of the Vessel under this Charter simultaneously with delivery of the Vessel by the Charterers as sellers to the Owners as buyers under the MOA, and the Owners shall be obliged to deliver the Vessel to the Charterers hereunder in the same moment as the Owners are taking delivery of the Vessel under the MOA (such date to be referred to as the “Delivery Date”) without any settlement for any remaining bunkers and unused lubricating oils including hydraulic oils and greases, unbroached provisions, paints, ropes and other consumable stores which are excluded from the sale and shall be kept by the Charterers as sellers.

In the event that the Vessel is not delivered under the MOA for whatever reason, this Charter shall automatically be terminated and treated as null and void. For the avoidance of doubt, this provision shall not prejudice any rights and claims the Owners and/or the Charterers may have under the relevant provisions of the MOA.

34.	Conditions for delivery

Prior to delivery of the Vessel under this Charter, the parties shall exchange the following documents:

(a)
one (1) copy of a Certificate of Incumbency or equivalent issued not more than five (5) Banking Days before the date of delivery of the Vessel, stating all directors and shareholders and that the subject company is in good standing;

(b)	certified copies of the corporate resolutions of the Owners and the Charterers approving the contents of and the entering into of the MOA and the Charter;

(c)
one (1) copy of a notarised or legalized and apostilled Power of Attorney granted by the Owners and the Charterers with respect to the representative(s) at closing and the persons signing this Charter and the MOA, with the originals to be exchanged within five (5) Banking Days from the date of delivery of the Vessel; and

(d)	such other documents as each of the Owners and Charterers may reasonably require.

35.	Vessel’s condition on delivery

The Vessel shall be delivered under this Charter in the same condition and with the same equipment, inventory and spare parts as she is delivered to the Owners under the MOA. The Charterers know the Vessel’s condition at the time of delivery, and expressly agree that the Vessel's condition as delivered under the MOA is acceptable and in accordance with the provisions of this Charter. The Vessel shall be delivered to the Charterers under the Charter strictly on a "as is/where is" basis, and the Charterers shall have no claim against the Owners under this Charter or otherwise as a result of the Vessel’s physical condition.

36.	Inspection on re-delivery of the Vessel (see also clause 7)

In connection with the re-delivery of the Vessel under the Charter, the Vessel shall not be dry-docked unless required by the Classification Society.

In lieu of dry-docking, Owners shall have the right to appoint a diver acceptable to the Classification Society to undertake an underwater inspection at a convenient port after giving reasonable notice and with due consultation between Owners and Charterers. Such divers’ inspection shall be carried out at Owners’ expense and without interference to the Vessel’s trading and normal operation.

Should such underwater inspection reveal damages that affect the class of the Vessel whereby such damage repairs cannot be made to the Vessel without dry-docking and the Classification Society will not grant an extension, then Vessel is to be dry-docked as soon as possible by Charterers to repair such damages to the Classification Society’s satisfaction at Charterers’ time and expense.

If in the opinion of the Classification Society the damages do not necessitate immediate dry-docking, then the Classification Society shall issue a certificate showing the extent and place of damage and Charterers shall repair same to the satisfaction of the Classification Society at next dry-docking, provided that such dry-docking is within the Charter Period. If the next dry-docking is after the re-delivery of the Vessel under this Charter, the Charterers shall in their option (i) repair such damages before redelivery of the Vessel hereunder or (ii) provide the Owners with an agreed lump sum of cash, which sum shall be the average of two quotations for the cost of repair of the damage obtained by each of the Charterers and the Owners from a reputable shipyard in the re-delivery range.

This Clause 36 shall not apply if the Charterers exercise their Purchase Option as set out in Clause 40.

The Vessel with everything belonging to her shall be at the Charterers’ risk and expense until she is delivered to the Owners, but subject to the terms and conditions of this Charter she shall be re-delivered and taken over as she was at the time of joint surveys in accordance with clause 7 in this Charter, fair wear and tear excepted.

37.	Familiarisation

The Owners shall have a right to place two representatives on board the Vessel for familiarisation purposes twenty-one (21) days prior to the redelivery of the Vessel to Owners under this Charter.  These representatives and the Owners shall sign the Charterers’ usual indemnity form. Charterers shall cooperate with Owners’ representatives for their reasonable comments, requests and questions which they may have for familiarization purpose.

This Clause 37 shall not apply if the Charterers exercise their Purchase Option as set out in Clause 40.

38.	Owners’ Assignment, Performance Guarantee and Quiet Enjoyment Letter

The Owners warrant that their purpose and business include the acquisition and bareboat chartering out of the Vessel as contemplated in this Charter and the MOA.

The Owners shall have the right to assign to any and all mortgagees of the Vessel who are banks financing the Vessel any and all of the rights, benefits and interest of the Owners in and to this Charter, including but not limited to assignments of earnings and assignment of this Charter, the guarantee by the Charterers’ Guarantor referred to below and the Vessel’s insurances subject to Clause 41.

The Charterers are entitled to receive a quiet enjoyment letter from the financiers of the Owners. Such quiet enjoyment letters to be on terms acceptable to the Charterers and the financiers of the Owners.

The performance of the Charterers hereunder shall be guaranteed by the Charterers' Guarantor and the performance of the Owners shall be guaranteed by Hinode Kaiun Co., Ltd.. Such guarantees shall be in the format attached hereto as Appendix A.

39.	Transfer of the Vessel

(a)
Any change of ownership of the Vessel or of the ownership of the Owners during the Charter Period, excluding any such change by the application of law, shall require the Charterers' prior written approval which Charterers shall be at full discretion whether to grant or decline.

(b)
The Owners undertake that Sunmarine Maritime S.A. shall remain a wholly owned subsidiary of Hinode Kaiun Co., Ltd. during the term of this Charter. A change of control in Sunmarine Maritime S.A. shall be deemed as owners’ default under Clause 28 of this Charter.

(c)
Each of the Owners and Charterers shall during the Charter Period be entitled to assign their rights and obligations to any of their affiliates under the Charter subject to the prior written consent of the other Party, which shall not be unreasonably withheld or delayed, and in such case the guarantees granted hereunder shall continue to remain in full force and effect irrespective of the said assignment(s) under the Charter. Each Party shall bear their own costs related to the above assignments.

40.	Charterers’ Purchase Option

Charterers may purchase the Vessel at any time during the Charter (the "Purchase Option"), starting from the 4th  anniversary of the Delivery Date (the "Purchase Option Price"), or in case of a default hereunder by the Owners, at any time during the Charter at a price (the "Purchase Price in Case of Owners’ Default") calculated as follows in Appendix B.

Charterers’ obligation to pay Charter Hire shall cease to apply from the actual delivery date of the Vessel under the Purchase Option.

The Charterers must give a minimum of 90 (ninety) days' written notice of their intention to buy the Vessel. The Purchase Option Price shall be paid to the Owners upon delivery of the Vessel. The Vessel shall be delivered as soon as possible and no later than 30 days after expiry of the 90 (ninety) days' notice and Owners undertake to render the necessary assistance in order to achieve this. Once the Purchase Option has been exercised by Charterers, they may not withdraw same.

The Owners agree (at the cost of the Charterers) to enter into (i) a bill of sale and (ii) a protocol of delivery and acceptance, and the Vessel shall accordingly be deemed delivered to the Charterers on the date and time set out in such protocol of delivery and acceptance (and to the extent required for such purposes the Vessel shall be deemed first to have been redelivered to the Owners). In case a financier is involved in the transaction from Charterers’ side, Owners, Charterers and Charterers’ financier shall agree a closing memo which will describe the closing mechanics, including but not limited to the remittance of the Purchase Option Price and its release to Owners.

The Charterers shall accept the Vessel on an "AS IS, WHERE IS" basis and the Owners shall take such steps to obtain and furnish such documents and take such other actions as the Charterers may reasonably request in order to facilitate the sale and re-registration of the Vessel under such flag as the Charterers may designate.

With respect to such sale, the Owners warrant that the Vessel at such sale shall be free of any encumbrances, debts and mortgages whatsoever and that the Owners have not committed any act or omission which would impair title to the Vessel and Owners hereby agree to indemnify and hold harmless Charterers in respect of any and all damages, costs and expenses whatsoever resulting from any breach of such warranty.

Upon completion of such purchase of the Vessel as set out in this Clause 40, the Charter and all further rights and obligations of the parties hereunder (except for indemnities and other obligations that by their nature should survive the termination of this Charter) shall terminate.

41.	Insurance

(a)
For the purposes of this Charter, the term "Total Loss" shall mean any actual or constructive or compromised or agreed or arranged total loss of the Vessel including any such total loss as may arise during a requisition for hire.

(b)	The Charterers undertake with the Owners that throughout the Charter Period:

(i)
without prejudice to their obligations under Clause 13 hereof, they will keep the Vessel insured on the basis of the Institute of London Underwriters "Institute Time Clause-Hull" and “Institute War and Strikes Clauses” as amended or similar, as the Charterers shall choose with such insurers (including P&I Clubs and war risks Associations) as the Charterers shall choose, provided that all insurances are issued with reputable insurers and that the P&I association is a member of the International Group of P&I Clubs;

(ii)
the policies in respect of the insurances against fire and usual marine risks and the policies or entries in respect of the insurances against war risks shall, in each case, be endorsed to the effect that payment of a claim for a Total Loss will be made to the Owners (or the Mortgagees as assignees thereof) (who shall upon the receipt thereof apply the same in the manner described in Clause 41 (e) hereof);

(iii)	the Charterers shall procure that duplicates or copies of all cover notes, policies and certificates of entry shall be furnished to the Owners for their custody, upon request;

(iv)	the Charterers shall procure that the insurers and the war risk and protection and indemnity associations with which the Vessel is entered shall:

(A)	furnish the Owners and Mortgagee with a letter or letter of undertaking in such form as may from time to time be reasonably required by the Owners, and

(B)	supply to the Owners such information in relation to the insurances effected, or to be effected, with them as the Owners may from time to time reasonably require; and

(v)
the Charterers shall procure that the policies, entries or other instruments evidencing the insurances are endorsed to the effect that the insurers shall give to the Owners not less than five (5) days prior written notification of any amendment, suspension, cancellation or termination of the insurances, unless subject to any automatic termination/cancellation of cover provisions in the relevant insurances, in which event, if such insurances are automatically terminated/cancelled, Owners shall be advised promptly and Charterers shall immediately procure re-instatement or replacement insurances of those terminated/cancelled insurances.

(c)
Notwithstanding anything to the contrary contained in Clauses 13 and 41 (b) hereof, the Vessel shall be kept insured during the Charter Period in respect of marine and war risks on hull and machinery basis for not less than one hundred and ten per cent (110%) of the Loan Outstanding Balance (hereinafter referred to as the "Minimum Insured Value").

The Owners may request the Charterers to increase the insurance value above the Minimum Insured Value, however, any additional insurance costs related thereby shall be for the Owners' account.

(d)	If the Vessel becomes a Total Loss or becomes subject to Compulsory Acquisition the chartering of the Vessel to the Charterers hereunder shall cease and the Charterers shall:

(i)
immediately pay to the Owners all hire, and any other amounts, which have fallen due for payment under this Charter and have not been paid as at up to the date on which the Total Loss or Compulsory Acquisition occurred as described below (the "Date of Loss") and shall cease to be under any liability to pay any further hire. All hire and any other amounts prepaid by the Charterers relating to the period after the Date of Loss shall be forthwith refunded by the Owners and any hire paid in advance to be adjusted/reimbursed.

(ii)	For the purpose of ascertaining the Date of Loss:

(A)
an actual total loss of the Vessel shall be deemed to have occurred on the actual date the Vessel was lost but in the event of the date of the loss being unknown the actual total loss shall be deemed to have occurred on the date on which it is acknowledged by the insurers to have occurred;

(B)
a constructive, compromised, agreed, or arranged total loss of the Vessel shall be deemed to have occurred on the date that notice claiming such a total loss of the Vessel is given to the insurers, or, if the insurers do not admit such a claim, at the date and time at which a total loss is subsequently admitted by the insurers or the date and time adjudged by a competent court of law or arbitration tribunal to have occurred. Either the Owners or, with the prior written consent of the Owners (such consent not to be unreasonably withheld), the Charterers shall be entitled to give notice claiming a constructive total loss but prior to the giving of such notice there shall be consultation between the Charterers and the Owners and the party proposing to give such notice shall be supplied with all such information as such party may request; each of the Owners and the Charterers, upon the request of the other, shall promptly execute such documents as may be required to enable the other to abandon the Vessel and claim a constructive total loss and shall give all possible assistance in pursuing the said claim; and

(C)	Compulsory Acquisition shall be deemed to have occurred at the time of occurrence of the relevant circumstances described in Clause 25(b) hereof.

(e)
All moneys payable under the insurance effected by the Charterers pursuant to Clauses 13 and 42, or other compensation, in respect of a Total Loss or pursuant to Compulsory Acquisition of the Vessel shall be received in full by the Owners (or the Mortgagees as assignees thereof) and applied by the Owners (or, as the case may be, the Mortgagees):

FIRSTLY, in payment of all the Owners’ or the Charterers’ costs incidental to the collection thereof,

SECONDLY, in or towards payment to the Owners (to the extent that the Owners have not already received the same in full) of a sum equal to the Loan Outstanding Balance as of the date of the Total Loss,

THIRDLY, in payment of any surplus to the Charterers by way of compensation for early termination.

(f)
In respect of partial losses, any payment by insurance underwriters not exceeding USD1,000,000.00 shall be paid directly to the Charterers who shall apply the same to effect the repairs in respect of which payment is made. Any moneys in excess of USD 1,000,000.00 payable under such insurance other than Total Loss shall be paid to the Charterers subject to the prior written consent of the Owners or the Owners’ bank, but such consent shall not be unreasonably withheld or delayed. In the absence of such prior written consent the money shall be paid to the Owners or the Owners’ bank who shall apply the same for Charterers' effect of the repairs in respect of which payment is made.

(g)	The provisions of Clauses 13 and 41 hereof shall not apply in any way to the proceeds of any additional insurance cover effected by the Owners and/or the Charterers for their own account and benefit.

(h)	The Charterers shall promptly notify the Owners of:

(i)	any accident to the Vessel involving repairs the cost of which exceeds USD 1,000,000.00 or the equivalent in any other currencies; or

(ii)	any occurrence in consequence whereof the Vessel has become a Total Loss or Compulsory Acquisition.

42.	Inconsistency

In case of any inconsistency between (i) the standard terms of this Charter and (ii) the Rider Clauses, the latter shall prevail.

43.	Registration and other Fees

Any and all reasonable and documented fees, expenses and charges incurred by the Owners in connection with the purchase and registration of the Vessel on delivery under the MOA and this Charter, including initial and annual flag state fees and legal fees for reviewing the terms of this Charter and the MOA, shall be borne by the Charterers. Any such costs to be pre-approved by the Charterers.

44.	Floating part of charter hire

In the charter hire structure set out in Box 22, the Floating part shall be calculated by the Loan Outstanding Balance, as per the table below, times (1 Month TERM CME SOFR plus 2.50%) times number of days during the upcoming month divided by 360 days.

1 Month TERM CME SOFR will be set on each applicable Quotation Day, will be updated on a monthly basis and shall apply only on the respective charter hire payment. Should the 1 Month TERM CME SOFR rate fall below zero, a SOFR rate equal to zero to be applied.

Loan Outstanding Balance for the calculation of floating part of charter hire
(Amounts in US$ at the beginning of each Month):

1st Year	1st Month	28,500,000.0	2nd Year	13th Month	25,041,625.0
1st Year	2nd Month	28,211,802.1	2nd Year	14th Month	24,753,427.1
1st Year	3rd Month	27,923,604.2	2nd Year	15th Month	24,465,229.2
1st Year	4th Month	27,635,406.3	2nd Year	16th Month	24,177,031.3
1st Year	5th Month	27,347,208.3	2nd Year	17th Month	23,888,833.3
1st Year	6th Month	27,059,010.4	2nd Year	18th Month	23,600,635.4
1st Year	7th Month	26,770,812.5	2nd Year	19th Month	23,312,437.5
1st Year	8th Month	26,482,614.6	2nd Year	20th Month	23,024,239.6
1st Year	9th Month	26,194,416.7	2nd Year	21st Month	22,736,041.7
1st Year	10th Month	25,906,218.8	2nd Year	22nd Month	22,447,843.8
1st Year	11th Month	25,618,020.8	2nd Year	23rd Month	22,159,645.8
1st Year	12th Month	25,329,822.9	2nd Year	24th Month	21,871,447.9
3rd Year	25th Month	21,583,250.0	4th Year	37th Month	18,124,875.0
3rd Year	26th Month	21,295,052.1	4th Year	38th Month	17,836,677.1
3rd Year	27th Month	21,006,854.2	4th Year	39th Month	17,548,479.2
3rd Year	28th Month	20,718,656.3	4th Year	40th Month	17,260,281.3
3rd Year	29th Month	20,430,458.3	4th Year	41st Month	16,972,083.3

3rd Year	30th Month	20,142,260.4	4th Year	42nd Month	16,683,885.4
3rd Year	31st Month	19,854,062.5	4th Year	43rd Month	16,395,687.5
3rd Year	32nd Month	19,565,864.6	4th Year	44th Month	16,107,489.6
3rd Year	33rd Month	19,277,666.7	4th Year	45th Month	15,819,291.7
3rd Year	34th Month	18,989,468.8	4th Year	46th Month	15,531,093.8
3rd Year	35th Month	18,701,270.8	4th Year	47th Month	15,242,895.8
3rd Year	36th Month	18,413,072.9	4th Year	48th Month	14,954,697.9
5th Year	49th Month	14,666,500.0	6th Year	61st Month	11,208,125.0
5th Year	50th Month	14,378,302.1	6th Year	62nd Month	10,919,927.1
5th Year	51st Month	14,090,104.2	6th Year	63rd Month	10,631,729.2
5th Year	52nd Month	13,801,906.3	6th Year	64th Month	10,343,531.3
5th Year	53rd Month	13,513,708.3	6th Year	65th Month	10,055,333.3
5th Year	54th Month	13,225,510.4	6th Year	66th Month	9,767,135.4
5th Year	55th Month	12,937,312.5	6th Year	67th Month	9,478,937.5
5th Year	56th Month	12,649,114.6	6th Year	68th Month	9,190,739.6
5th Year	57th Month	12,360,916.7	6th Year	69th Month	8,902,541.7
5th Year	58th Month	12,072,718.8	6th Year	70th Month	8,614,343.7
5th Year	59th Month	11,784,520.8	6th Year	71st Month	8,326,145.8
5th Year	60th Month	11,496,322.9	6th Year	72nd Month	8,037,947.9

45.	Charterers’ information undertaking

The Charterers shall obtain an appraisal report from Clarksons Platou, Braemar ACM, Fearnleys AS, Arrow Valuations, Simpson Spence & Young Limited, Howe Robinson, BRS Group, Seaborne and Allied Shipbroking or any other firm or firms of shipbrokers approved in writing by the Owners as of each last business day of March during the Charter Period and provide such report to the Owners.

46.	Money laundering, sanctions, anti-corruption:

Notwithstanding any other clause in this Charter, each Party warrants, represents and undertakes to the other Party on a continuing basis:

(Money laundering):
that it, and parties acting on its behalf in relation to this Charter, shall observe and abide with, including but not limited any law, official requirement or other regulatory measure or procedure implemented to combat money laundering as defined in any laws or regulations applicable to such Party, and

(Sanctions):
that it, nor any of their directors, executive managers and owners, is under any sanction, prohibition or blacklist whatsoever imposed by the USA, the UK, the European union, any EU member state, the Arab Boycott League, Japan, China or the United Nations or any other nation or governmental body or organization relevant to the trading of the Vessel under this Charter, and that it, its directors, executive managers and owners, has not been a party, either directly or indirectly, to any contract or conduct in contravention of any applicable sanctions legislation or directives of the USA, the UK, the European union, any EU member state, the Arab Boycott League, Japan, China or the United Nations or any other nation or governmental body or organization relevant to the trading of the Vessel under this Charter. Moreover, the Party is acting for itself only and is not acting on behalf of any other individual or corporation, and

(Anti-corruption):
that it, its directors, executive managers and owners shall comply with all applicable anti-corruption laws, regulations and contractual provisions, including without limitation the US Foreign Corrupt Practices Act and the UK Bribery Act, and

that it, its directors, executive managers and owners shall not, directly or through third parties, in relation to the Charter, give, promise or attempt to give, or approve or authorize the giving of, anything of value to any person, any public official or any entity for the purpose of:
-	securing any improper advantage for either Party;
-	inducing or influencing anyone improperly to take action or refrain from taking action in order for either Party to obtain or retain business, or to secure the direction of business to either Party;
-	inducing or influencing anyone to use his/her influence with any Government or public international organization for such purpose; and

that:
-	to the best of its knowledge, none of its directors, executive managers or owners have carried out any of the actions described above;
-
all remuneration received under this Charter is solely intended as compensation for the services expressly provided under this Charter, including the Parties’ related documented costs and expenses, and that it is not receiving remuneration for any other purpose; and,

-	neither the Party, nor any of its companies, directors, executive managers or owners shall use any part of said remuneration for any purpose prohibited under this Clause 46, and

(Others):
that neither it, its directors, executive managers and owners, have been suspended from doing business in any form subject to investigation or charged with or sentenced for relevant criminal behaviour, fraud, false statements, corruption or other related activities.

The Owners and the Charterers shall indemnify the other party for any costs, damages or losses of whatsoever nature which such other party may suffer as a result of breach of this Clause 46.

47.	ETS – Emission Trading Scheme

Notwithstanding any other provision in this Charter, the Owners and the Charterers agree as follows:

"Emission Allowances" means an allowance, credit, quota, permit or equivalent, representing a right of a vessel to emit a specified quantity of greenhouse gas emissions recognised by the Emission Scheme, or generally in connection with emissions, carbon reduction or other environmental or sustainability national or international laws or regulations applicable to the Vessel and her operation.

"Emission Scheme" means a greenhouse gas emissions trading scheme and any emissions, carbon reduction or other environmental or sustainability national or international laws or regulations applicable to the Vessel and her operation, which for the purposes of this Clause 48 shall include (without limitation) the European Union Emissions Trading System and any other similar systems imposed by any similar or equivalent international, regional, national or local scheme implemented by the IMO or any other lawful national or other authority that regulate the issuance, allocation, trading or surrendering of Emission Allowances.

(i)
Subject to any mandatory provisions of any applicable Emissions Scheme and the corresponding national or international laws and regulations, the Charterers shall exercise their best endeavours to take all necessary actions to  be the sole responsible party for compliance with all Emission Scheme obligations in relation to the Vessel, provided this is feasible and legally permissible, pursuant to any domestic or international law or regulation, directed to the Owners as registered or beneficial owners of the Vessel.

(ii)
Notwithstanding sub-paragraph (i) above, the Charterers shall be permitted to sub-delegate such Emission Scheme responsibility on to any entity, including without limitation to the relevant holder of Document of Compliance/ISM Company under the ISM Code in respect of the Vessel, as it may be lawfully allowed by the applicable Emission Scheme and subject to the consent of the holder of the Document of Compliance/ISM Company of the Vessel. Such sub-delegation shall be documented in accordance with the requirements imposed by the relevant Emissions Scheme and a signed copy of such documentation shall be provided by or made available to the Owners, as may be applicable, including but not limited to any written mandate requested by the competent authorities.

(iii)
The Charterers and the Owners shall co-operate and assist each other to deliver all such forms as are required to be filed to any relevant authorities in relation to the delegation and assumption of any Emission Scheme responsibilities within reasonable time and always in accordance with any deadlines set by the competent authority and the applicable laws or regulations.

(iv)
Without limiting the foregoing, throughout the Charter Period, the Charterers or any mandated entity, shall arrange for providing and paying for or otherwise surrendering the Emission Allowances corresponding to the Vessel’s emissions under the scope of the applicable Emission Scheme without any delay whatsoever.

(v)
Emission Allowances, taxes, charges, levies, fees, fines, costs or expenses incurred or imposed in connection with any Emissions Scheme, shall be for the Charterers' account and are to be settled directly by them or their mandated entity (subject always to any mandatory provisions of the applicable Emissions Scheme or relevant laws or regulations).

(vi)
The Charterers shall use their best endeavours to ensure that the Charterers or any mandated, as above, entity shall comply, sign, acknowledge in writing in any form that may be reasonably required, and provide all such information and documents to the Owners as necessary to enable the Owners and any Emission Scheme obligor to document and evidence to any authority their delegation/mandating of all Emission Scheme obligations in relation to the Vessel (and the assumption of same by the relevant mandated entity), as may be required from time to time during the Charter Period by the Owners, any manager or other mandated entity, and any relevant Emission Scheme authority, in conformity with the provisions of this Clause. The Owners shall also ensure to provide the Charterers with all necessary information, documents or details as above and as same may be required by any authorities in connection any applicable Emissions Scheme, including but not limited to opening any accounts and/or surrendering any Emissions Allowances, in order to ensure that the Vessel will comply with any applicable Emissions Scheme laws and regulations.

(vii)
The Owners undertake to relay to the Charterers, without delay, any information that might be received by the Owners for any reason whatsoever, including by error of any authority, and which might relate to compliance with any Emission Scheme.

48.	Confidentiality

This Charter including all negotiations, fixtures and written correspondence shall remain strictly confidential between the Owners, the Charterers, financiers/banks, external counsels, auditors and insurance companies provided however that each of the Owners, Charterers and Charterers’ Guarantor may disclose as much as may be necessary of the terms of this Charter and relevant documentation to their auditors, third party managers, legal counsels, accountants, affiliates and as otherwise may be required by applicable laws or regulations, including but not limited to any stock exchange and/or securities and exchange commission laws and regulations. Any report or release or publication of the lease back shall not be grounds for either the Owners or the Charterers to withdraw from their obligations under this Charter. Press releases or reports as required by stock exchange rules and regulations are allowed.

IN WITNESS HEREOF the Owners and the Charterers have signed and executed TWO COPIES of this Charter the day and year first written.

For the Owners:	For the Charterers:

/s/ Teruyoshi Hanada	/s/ Stavros Gyftakis

Hinode Kaiun Co., Ltd.	Kaizen Shipping Co.
Teruyoshi Hanada	Stavros Gyftakis
President	Director/ Treasurer

/s/ Teruyoshi Hanada

Sunmarine Maritime S.A.
Teruyoshi Hanada
President

 Appendices:

Appendix A:	Form of performance guarantees
Appendix B:	Purchase Option Prices

Appendix A

Performance Guarantee

1.	Charterers’ Guarantor Guarantee

Date : […] […] 2024

To:	Hinode Kaiun Co., Ltd.
7-35-10 Hiro Koshingai, Kure-city, Hiroshima, Japan

Sunmarine Maritime S.A.
15th Floor, Aquilino de la Guardia Street, Marbella, Panama City, Republic of Panama

Dear Sirs,
GUARANTEE

In consideration of the entry into by you of a Memorandum of Agreement (hereinafter called the “MOA”) dated […] […] 2024, with Kaizen Shipping Co. as sellers (hereinafter called “Kaizen Shipping”) for the sale and purchase of the motor vessel "Orange Tiara" (tbr Kaizenship) with IMO number 9624445 (hereinafter called the “Vessel”) and a Bareboat Charter Party (hereinafter called the “BBCP”) dated […] […] 2024, with Kaizen Shipping as charterers for the bareboat chartering of the Vessel, we, the undersigned, as the primary obligor, guarantee to you and your successors and assignees the due and punctual performance by Kaizen Shipping  of all its liabilities, obligations and responsibilities under the MOA and the BBCP, and any supplements, amendments, changes or modifications hereafter made thereto.

If, at any time, default is made by Kaizen Shipping in the performance and/or observance of any term, provision, condition, obligation or agreement, or in any other matter or thing pertaining to the MOA or the BBCP, and any supplements, amendments, changes or modifications hereafter made thereto, or in the payment of any sums payable pursuant thereto which are to be complied with by Kaizen Shipping, its successors or assignees, then we will perform, or cause to be so performed, all terms, provisions, conditions, obligations and agreements contained in the MOA or the BBCP, and any supplements, amendments, changes or modifications hereafter made thereto, and will pay, as our own debt and within seven (7) Banking Days (as defined in the BBCP) on demand, any sum that is due and payable in consequence of the non-performance by Kaizen Shipping, its successors and assignees, of any of the said terms, provisions, conditions, obligations and agreements.

Any demand made by you under this guarantee shall be made in writing signed by an authorized signatory of you and shall specify the default of Kaizen Shipping and shall be accompanied by a copy of the notice of such default served on Kaizen Shipping by you together with a statement (if any) that Kaizen Shipping have failed to remedy such default within any applicable grace period.

We hereby agree to indemnify you on demand and keep you indemnified against all costs, expenses, claims, liabilities, and fees (including, but not limited to, reasonable and documented legal fees) thereon suffered or incurred by you, directly as a result of any breach or non-performance of, or non-compliance by Kaizen Shipping with, any of its obligations under or pursuant to the MOA or the BBCP, and any supplements, amendments, changes or modifications hereafter made thereto, or as a result of any of those obligations being or becoming void, voidable or unenforceable.

We hereby affirm and consent to any and all amendments, changes or modifications to be hereafter made to the MOA or BBCP without requesting any further notice and without such amendments, changes or modifications in any way affecting, changing or releasing us from our obligations given under this guarantee.

We hereby represent, warrant and undertake, that:

a)           We have full power, authority and capacity to enter into and perform our obligations under this guarantee and have taken all necessary corporate or other action (as the case may be) required to enable us to do so and our entry into of this guarantee will not exceed any power in our constitutional documents;

b)            This guarantee constitutes valid and legally binding obligations of us enforceable in accordance with its terms;
c)            All consents, licenses, approvals and authorizations of governmental authorities and agencies required to make this guarantee valid, enforceable and admissible in evidence and to authorize and permit the execution, delivery and performance of this guarantee by us have been obtained or made and will remain in full force and effect and there has been no default in the observance of any of the terms or conditions of any of them;
d)         We have not taken nor received, and undertake that until all the obligations of Kaizen Shipping under the MOA or the BBCP, and any supplements, amendments, changes or modifications hereafter made thereto have been paid or discharged in full we will not take or receive, the benefit of any security from Kaizen Shipping or any other person in respect of our obligations under this guarantee;
e)           We will inform you of any occurrence of which we become aware which might adversely affect the ability of us to perform our obligations under this guarantee and will from time to time, if so reasonably requested by you, confirm to you in writing that, save as otherwise stated in such confirmation, no event of default under the BBCP has occurred and is continuing; and
f)             We will not assign or transfer any of our rights or obligations under this guarantee.

This guarantee:

a)           shall become effective upon signing of the MOA and BBCP and shall only become null and void upon the fulfillment of all obligations of Kaizen Shipping under the MOA and BBCP whereafter this guarantee shall be immediately returned to us;
b)           shall be in addition to, and shall not be prejudiced or affected by, any other security for the obligations of Kaizen Shipping which may be from time to time held by you; and
c)            shall not be discharged or prejudiced by the liquidation, bankruptcy or dissolution (or proceedings analogous thereto) of Kaizen Shipping or the appointment of a receiver or administrative receiver or administrator or trustee or similar officer of any of the assets of Kaizen Shipping or any term or concessions given by you to Kaizen Shipping or any other party, or, subject to applicable limitation periods, by anything which you may do or omit to do or by any other dealing or thing whatsoever which but for the provisions of this paragraph might operate to discharge us from liability.

The provisions of clause 31 (Notices) of the BBCP shall apply (mutatis mutandis) to this guarantee.

This guarantee, and all rights and obligations arising hereunder shall be governed by and construed and determined and may be enforced in accordance with the Laws of England.

Any dispute arising out of in connection with this guarantee shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this clause.

The arbitration shall be conducted under and in accordance with London Maritime Arbitrator Association (L.M.A.A.) terms and conditions current at the time when the arbitration proceedings are commenced.

The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 14 days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the 14 days specified, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement. Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.

In cases where neither the claim nor any counterclaim exceeds the sum of US$100,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.

For and on behalf of
Seanergy Maritime Holdings Corp. (as the “Guarantor”)

Name:
Title:

2.	Hinode Kaiun Co., Ltd. Guarantee

Date : […] […] 2024
To:	Kaizen Shipping Co.
Trust Company Complex, Ajeltake Road, Ajeltake Island, MH96960 Majuro, Marshall Islands (Charterers)

Dear Sirs,
GUARANTEE

In consideration of the entry into by you of a Memorandum of Agreement (hereinafter called the “MOA”) dated […] […] 2024, with Hinode Kaiun Co., Ltd. and Sunmarine Maritime S.A. as buyers (hereinafter called “Buyers”) for the sale and purchase of the motor vessel "Orange Tiara" (tbr Kaizenship) with IMO number 9624445 (hereinafter called the “Vessel”) and a Bareboat Charter Party (hereinafter called the “BBCP”) dated […] […] 2024, with the Buyers  as owners for the bareboat chartering of the Vessel, we, the undersigned, as the primary obligor, guarantee to you and your successors and assignees the due and punctual performance by Sunmarine Maritime S.A.  of all its liabilities, obligations and responsibilities under the MOA and the BBCP, and any supplements, amendments, changes or modifications hereafter made thereto.

If, at any time, default is made by Sunmarine Maritime S.A. in the performance and/or observance of any term, provision, condition, obligation or agreement, or in any other matter or thing pertaining to the MOA or the BBCP, and any supplements, amendments, changes or modifications hereafter made thereto, or in the payment of any sums payable pursuant thereto which are to be complied with by Sunmarine Maritime S.A., its successors or assignees, then we will perform, or cause to be so performed, all terms, provisions, conditions, obligations and agreements contained in the MOA or the BBCP, and any supplements, amendments, changes or modifications hereafter made thereto, and will pay, as our own debt and within seven (7) Banking Days (as defined in the BBCP) on demand, any sum that is due and payable in consequence of the non-performance by Sunmarine Maritime S.A., its successors and assignees, of any of the said terms, provisions, conditions, obligations and agreements.

Any demand made by the Charterers under this guarantee shall be made in writing signed by an authorized signatory of the Charterers and shall specify the default of Sunmarine Maritime S.A. and shall be accompanied by a copy of the notice of such default served on Sunmarine Maritime S.A.  by the Charterers together with a statement (if any) that Sunmarine Maritime S.A. have failed to remedy such default within any applicable grace period.

We hereby agree to indemnify you on demand and keep you indemnified against all costs, expenses, claims, liabilities, and fees (including, but not limited to, reasonable and documented legal fees) thereon suffered or incurred by you, directly as a result of any breach or non-performance of, or non-compliance by Sunmarine Maritime S.A. with, any of its obligations under or pursuant to the MOA or the BBCP, and any supplements, amendments, changes or modifications hereafter made thereto, or as a result of any of those obligations being or becoming void, voidable or unenforceable.

We hereby affirm and consent to any and all amendments, changes or modifications to be hereafter made to the MOA or BBCP without requesting any further notice and without such amendments, changes or modifications in any way affecting, changing or releasing us from our obligations given under this guarantee.

We hereby represent, warrant and undertake, that:

a)           We have full power, authority and capacity to enter into and perform our obligations under this guarantee and have taken all necessary corporate or other action (as the case may be) required to enable us to do so and our entry into of this guarantee will not exceed any power in our constitutional documents;
b)            This guarantee constitutes valid and legally binding obligations of us enforceable in accordance with its terms;
c)            All consents, licenses, approvals and authorizations of governmental authorities and agencies required to make this guarantee valid, enforceable and admissible in evidence and to authorize and permit the execution, delivery and performance of this guarantee by us have been obtained or made and will remain in full force and effect and there has been no default in the observance of any of the terms or conditions of any of them;

d)          We have not taken nor received, and undertake that until all the obligations of Sunmarine Maritime S.A. under the MOA or the BBCP, and any supplements, amendments, changes or modifications hereafter made thereto have been paid or discharged in full we will not take or receive, the benefit of any security from Sunmarine Maritime S.A. or any other person in respect of our obligations under this guarantee;
e)           We will inform you of any occurrence of which we become aware which might adversely affect the ability of us to perform our obligations under this guarantee and will from time to time, if so reasonably requested by you, confirm to you in writing that, save as otherwise stated in such confirmation, no event of default under the BBCP has occurred and is continuing; and
f)            We will not assign or transfer any of our rights or obligations under this guarantee.

This guarantee:

a)          shall become effective upon signing of the MOA and BBCP and shall only become null and void upon the fulfillment of all obligations of Sunmarine Maritime S.A. under the MOA and BBCP whereafter this guarantee shall be immediately returned to us;
b)           shall be in addition to, and shall not be prejudiced or affected by, any other security for the obligations of Sunmarine Maritime S.A. which may be from time to time held by you; and
c)           shall not be discharged or prejudiced by the liquidation, bankruptcy or dissolution (or proceedings analogous thereto) of Sunmarine Maritime S.A. or the appointment of a receiver or administrative receiver or administrator or trustee or similar officer of any of the assets of Sunmarine Maritime S.A. or any term or concessions given by you to Sunmarine Maritime S.A.  or any other party, or, subject to applicable limitation periods, by anything which you may do or omit to do or by any other dealing or thing whatsoever which but for the provisions of this paragraph might operate to discharge us from liability.

The provisions of clause 31 (Notices) of the BBCP shall apply (mutatis mutandis) to this guarantee.

This guarantee, and all rights and obligations arising hereunder shall be governed by and construed and determined and may be enforced in accordance with the Laws of England.

Any dispute arising out of in connection with this guarantee shall be referred to arbitration in London in accordance with the Arbitration Act 1996 or any statutory modification or re-enactment thereof save to the extent necessary to give effect to the provisions of this clause.

The arbitration shall be conducted under and in accordance with London Maritime Arbitrator Association (L.M.A.A.) terms and conditions current at the time when the arbitration proceedings are commenced.

The reference shall be to three arbitrators. A party wishing to refer a dispute to arbitration shall appoint its arbitrator and send notice of such appointment in writing to the other party requiring the other party to appoint its own arbitrator within 14 calendar days of that notice and stating that it will appoint its arbitrator as sole arbitrator unless the other party appoints its own arbitrator and gives notice that it has done so within the 14 days specified. If the other party does not appoint its own arbitrator and give notice that it has done so within the 14 days specified, the party referring a dispute to arbitration may, without the requirement of any further prior notice to the other party, appoint its arbitrator as sole arbitrator and shall advise the other party accordingly. The award of a sole arbitrator shall be binding on both parties as if he had been appointed by agreement. Nothing herein shall prevent the parties agreeing in writing to vary these provisions to provide for the appointment of a sole arbitrator.

In cases where neither the claim nor any counterclaim exceeds the sum of US$100,000 (or such other sum as the parties may agree) the arbitration shall be conducted in accordance with the LMAA Small Claims Procedure current at the time when the arbitration proceedings are commenced.

For and on behalf of
Hinode Kaiun Co., Ltd. (as the “Guarantor”)

Name: […]
Title: […]

Appendix B

Purchase Option Prices & Purchase Prices in Case of Owners’ Default

		Purchase Option Price at the end of each month (in USD)	Purchase Price in Case of Owners' Default during each month (in USD)			Purchase Option Price at the end of each month (in USD)	Purchase Price in Case of Owners' Default during each month (in USD)

1st Year	1st Month	N/A	28,211,802.1	2nd Year	13th Month	N/A	24,753,427.1
1st Year	2nd Month	N/A	27,923,604.2	2nd Year	14th Month	N/A	24,465,229.2
1st Year	3rd Month	N/A	27,635,406.3	2nd Year	15th Month	N/A	24,177,031.3
1st Year	4th Month	N/A	27,347,208.3	2nd Year	16th Month	N/A	23,888,833.3
1st Year	5th Month	N/A	27,059,010.4	2nd Year	17th Month	N/A	23,600,635.4
1st Year	6th Month	N/A	26,770,812.5	2nd Year	18th Month	N/A	23,312,437.5
1st Year	7th Month	N/A	26,482,614.6	2nd Year	19th Month	N/A	23,024,239.6
1st Year	8th Month	N/A	26,194,416.7	2nd Year	20th Month	N/A	22,736,041.7
1st Year	9th Month	N/A	25,906,218.8	2nd Year	21st Month	N/A	22,447,843.8
1st Year	10th Month	N/A	25,618,020.8	2nd Year	22nd Month	N/A	22,159,645.8
1st Year	11th Month	N/A	25,329,822.9	2nd Year	23rd Month	N/A	21,871,447.9
1st Year	12th Month	N/A	25,041,625.0	2nd Year	24th Month	N/A	21,583,250.0
3rd Year	25th Month	N/A	21,295,052.1	4th Year	37th Month	N/A	17,836,677.1
3rd Year	26th Month	N/A	21,006,854.2	4th Year	38th Month	N/A	17,548,479.2
3rd Year	27th Month	N/A	20,718,656.3	4th Year	39th Month	N/A	17,260,281.3
3rd Year	28th Month	N/A	20,430,458.3	4th Year	40th Month	N/A	16,972,083.3
3rd Year	29th Month	N/A	20,142,260.4	4th Year	41st Month	N/A	16,683,885.4
3rd Year	30th Month	N/A	19,854,062.5	4th Year	42nd Month	N/A	16,395,687.5
3rd Year	31st Month	N/A	19,565,864.6	4th Year	43rd Month	N/A	16,107,489.6
3rd Year	32nd Month	N/A	19,277,666.7	4th Year	44th Month	N/A	15,819,291.7
3rd Year	33rd Month	N/A	18,989,468.8	4th Year	45th Month	N/A	15,531,093.8
3rd Year	34th Month	N/A	18,701,270.8	4th Year	46th Month	N/A	15,242,895.8
3rd Year	35th Month	N/A	18,413,072.9	4th Year	47th Month	N/A	14,954,697.9
3rd Year	36th Month	N/A	18,124,875.0	4th Year	48th Month	15,700,000.0	14,666,500.0
5th Year	49th Month	15,391,666.7	14,378,302.1	6th Year	61st Month	11,687,500.0	10,919,927.1
5th Year	50th Month	15,083,333.3	14,090,104.2	6th Year	62nd Month	11,375,000.0	10,631,729.2
5th Year	51st Month	14,775,000.0	13,801,906.3	6th Year	63rd Month	11,062,500.0	10,343,531.3
5th Year	52nd Month	14,466,666.7	13,513,708.3	6th Year	64th Month	10,750,000.0	10,055,333.3
5th Year	53rd Month	14,158,333.3	13,225,510.4	6th Year	65th Month	10,437,500.0	9,767,135.4
5th Year	54th Month	13,850,000.0	12,937,312.5	6th Year	66th Month	10,125,000.0	9,478,937.5
5th Year	55th Month	13,541,666.7	12,649,114.6	6th Year	67th Month	9,812,500.0	9,190,739.6
5th Year	56th Month	13,233,333.3	12,360,916.7	6th Year	68th Month	9,500,000.0	8,902,541.7
5th Year	57th Month	12,925,000.0	12,072,718.8	6th Year	69th Month	9,187,500.0	8,614,343.7
5th Year	58th Month	12,616,666.7	11,784,520.8	6th Year	70th Month	8,875,000.0	8,326,145.8
5th Year	59th Month	12,308,333.3	11,496,322.9	6th Year	71st Month	8,562,500.0	8,037,947.9
5th Year	60th Month	12,000,000.0	11,208,125.0	6th Year	72nd Month	8,250,000.0	7,749,750.0